EXHIBIT 10.12

Agreement between WorldCALL Public and Telenor Pakistan (Pvt) Limited

dated August 1, 2007

EXHIBIT 10.12

Agreement between WorldCALL Public and Telenor Pakistan (Pvt) Limited

dated August 1, 2007

17

Dear Sir,

The hard copy of the Agreement as provided by you has been compared with the earlier soft version.

My observations are as under:

<u>**Main Agreement:**</u>

<u>**Clause 10.5:**</u> "Rawalpindi" has been added with Islamabad;

<u>**Annexures:**</u>

<u>**Annex B:**</u> "Rawalpindi" has been added in the Note of table titled "Schedule of Standard Types of Manhole & Handhole;

Annex D: there are blank spaces which need to be filled;

Annex E: there are blank spaces in Table 2 and Table 4;

Annex I: Complete changed;

Annex J: serial no. 46 to 48 added

<u>**The Main Agreement and Annexures need to be signed by Telenor.**</u>

Kindly take note of the above.

Regards,

M. Naeem Sheikh

PAKISTAN 100 RS.


ONE HUNDRED RUPEES
پاکستان
روپیہ
ایک سو
(۱۰۰)

OPTICAL FIBER CABLE IRU

DATED: ________________

BETWEEN

WorldCall Telecom Limited ("WTL")

AND

Telenor Pakistan (Private) Limited ("TELENOR")

C-4701

TABLE OF CONTENTS

OPTICAL FIBER CABLE AGREEMENT

THIS OPTICAL FIBER CABLE AGREEMENT (this "Agreement") is made and entered into at Islamabad/RawalPindi this 1st day of August 2007

By and Between

WorldCall Telecom Limited a company incorporated under the Companies Ordinance, 1984 having its registered office at 103 C II, Gulberg III, Lahore (hereinafter referred to as "WTL", which term shall, where the context permits, be deemed to mean and include its successors-in-interest and assigns) of the One Part;.

And

Telenor Pakistan (Private) Limited a company incorporated under the laws of Pakistan and having its office at 13-K, Moaiz Centre, F-7 Markaz, Islamabad/RawalPindi (hereinafter referred to as "TELENOR", which term shall, where the context permits, be deemed to mean and include its successors-in-interest and assigns) of the Other Part;

WTL and TELENOR shall hereinafter collectively referred to as "Parties" and individually as "Party" to this Agreement.

INTRODUCTION

Whereas:

a) WTL is the owner of the Optical fiber cable system ("Cable System") laid and/or to be laid in Karachi, Lahore, Islamabad/RawalPindi, Faisalabad, Multan, Peshawar, Gujranwala, Sialkot, Hyderabad and Sukkur and **MGW cities in Phase-I** Mardan, Gujrat, Quetta and in **MGW cities in Phase-II** Abbotabad, Jhelum, Sargodha, Jhang, Sahiwal, Bhawalpur, Rahim Yar Khan and includes its off shoots and sub ring if any as noted in Annex A however, **MGW cities** will only be considered after mutual consent by both parties.

b) WTL represents that the Cable System shall be of specifications noted in Annex B & BB hereto;

c) WTL represents that the Cable System shall be laid down after obtaining all requisite approvals (including approvals as set out in Annex-C)

TELENOR desires to take on lease six, twelve, twenty four, forty eight core dark optical fiber ring ("Optical Fiber") comprising the Optical Cable (which so ever is desired by TELENOR in any given specific area/location/city)–

together with certain extensions ("Extensions") to be carried out by WTL in this behalf as noted in Annex A;

d) TELENOR also desires certain services from WTL (including maintenance) in respect of the Optical Fiber, as noted in Annex E. Service Level Agreement ("SLA").

NOW, THEREFORE, in consideration of the premises and for other good reasons and valuable considerations, it has been agreed as follows:-

1. WTL has agreed to lease the Optical Fiber cable and Extensions to TELENOR, and also to provide Services to TELENOR in accordance with the terms and conditions noted below.

2. WTL will provide committed link wise attenuation (link budget) as per Acceptance Testing Procedures (ATP) and after the Implementation the same will be observed. Also during IRU period, the WTL will ensure that the same remains in the agreed specific limits as agreed during the proposal and ATP. Any deviation exceeding the limits which results in de-gradation will be handled solely by WTL. The details will be observed in the SLA.

3. WTL will extend TELENOR fiber pair to any location from the nearest joint location on the WTL Metro optical fiber network at terms and conditions that shall be mutually agreed, a sample pattern is mentioned below:-

    - For New/Greenfield network:

        i. Telenor will share the coordinates of the sites required to get connected on the fiber.

        ii. WTL will propose the shortest and practical route covering TELENOR's entire POI /POP ensuring no Single Point of Failure (SPOF) (outgoing and incoming route will be entirely different), within 15 Calendar days of issuance of demand for further laying of Fiber.

        iii. Telenor will review/comment the proposal within 7 Calendar days after the submission and a Joint route survey will be conducted to decide the route.

        iv. The final route will be submitted not later than 30 Calendar days from the initial sites identification proposed by Telenor (in point-i above) which after approval by TELENOR (within 7 days) the route will be finalized and handed over to WTL for implementation. Timeline will be applicable to WTL after TELENOR has to confirm point No. iii (as stated above).

        v. WTL shall lay the OFC and realize the network in 105 Calendar days for a maximum span of 30 km on per city basis (each city will be treated as independent project and WTL would ensure capping of all the projects within 105 calendar days individually and separately) if the route in a city is less than 30 km or otherwise, the timelines will be revised with mutual agreement preferably on prorate basis with consideration of the RFS (Ready for Service) in Spur and ring

topology as agreed in the network plan on per city basis. Split of 105 days is based on assumption that ROW will be obtained in first 30 days after WO issuance (as mentioned below). All the prorating will be done on the same principle.

After the approval of route by TELENOR for which the detailed project (city-wise) plan will be submitted along with the proposal. Actual timeline will be upon receipt of an irrevocable document (route plan) from TELENOR, format of which is available as Annex I. Purchase Order (PO) will be issued afterwards.

vi. The extension in the timelines for delivery of the Optical fiber network will be extended maximum 30 % of the calendar days of the Para 'v' above provided WTL delivers at least 75% of the planned network on the per city basis (project) is laid and offered and WTL provides TELENOR enough proof to its satisfaction with the reasons for the mentioned delay. After the lapse of mentioned extension LD (liquidated Damages) shall get invoked as per Annex H and no further extension will be offered.

- WTL will propose alternative route if the requested route plan by TELENOR is not practically feasible. However, WTL will state clear cut reasons with the affirmative satisfaction of TELENOR for any change in the requested route.

- For addition/change in existing (where IRU is implemented and Telenor needs more sites connected to the fiber) network:

  i. Telenor will share the coordinates of the sites required to get connected on the fiber;

  ii. WTL will propose the shortest and practical route covering TELENOR's entire POI /POP ensuring no Single Point of Failure (SPOF) (outgoing and incoming route will be entirely different), within 15 days of issuance of demand for further laying of Fiber.

  iii. Telenor will review/comment the proposal within 7 days after the submission and a Joint route survey will be conducted to decide the route.

  iv. The final route will be submitted not later than 30 Calendar days from the initial sites identification proposed by Telenor (in point-i above) which after approval by TELENOR (within 7 days) the route will be finalized and handed over to WTL for implementation. Timeline will be applicable to WTL after TELENOR has completed their obligation(s).

  v. WTL will lay the OFC and realize the network in 105 Calendar days for a maximum span of 30 km on per city basis (each city will be treated as independent project and WTL would ensure capping of all the projects with 105 calendar days individually and separately) if the route in a city is less than 30 km or otherwise, the timelines will be revised with mutual agreement preferably on prorate basis with

consideration of the RFS (Ready for Service) in Spur and ring topology as agreed in the network plan on per city basis. Split of 105 days is based on assumption that ROW will be obtained in first 30 days after WO issuance (as mentioned below). All the prorate will be done on the same principle.

After the approval of route by TELENOR for which the detailed project (city-wise) plan will be submitted along with the proposal. Actual timeline will be upon receipt of an irrevocable document (route plan) from TELENOR, format of which is available as Annex E. Purchase Order (PO) will be issued afterwards.

vi. The extension in the timelines for delivery of the Optical fiber network will be extended maximum 30 % of the calendar days of the para v above provided WTL delivers at least 75% of the planned network on the per city basis (project) is laid and offered and WTL provides TP enough proof to its satisfaction with the reasons for the mentioned delay. After the lapse of mentioned extension LD (liquidated Damages) shall get invoked as per annex E and no further extension will offered.

- WTL will propose alternative route if the requested route plan by TELENOR is not practically feasible. However, WTL will state clear cut reasons with the satisfaction of TELENOR for any change in the requested route.

4. The detailed plan (project folder on the city basis) submitted (as mentioned in the point. ii above) by the WTL should include the following documents:-

   - Detailed route plan (it will be recommended if more than one options can be proposed, amongst them both companies should select the best option).
   - Expected Link Budgets.
   - Project plan

1 DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement the following expressions have the meaning set out below:

Agreement — Means this Agreement and Annexes hereto

Cable System — The Optical Fiber ring laid and/or to be laid in Karachi, Lahore, Islamabad/RawalPindi, Faisalabad, Multan, Peshawar, Gujranwala, Sialkot, Hyderabad , Sukkur, Mardan, Quetta ,Gujrat and such other **MGW cities** as mutually agreed by the parties .

Effective Date — Means the date as specified in this Agreement;

Extensions — Means the Extensions to be carried out by WTL to connect TELENOR MSC/BSC/DTE/POI to any third party as noted in Annexures. (Any sites which is required by the Telenor for Optical fiber connectivity by WTL)

Impositions	Means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, gross receipts taxes and franchise, license and permit fees), if any, together with any penalties, fines, or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon either Party hereto by any federal, state or local government or other public taxing authority of any country;
Lease	Means Indefeasible Right to Use by TELENOR for a minimum period of twenty years of Optical Fibers and Extensions owned by WTL pursuant to the terms of this Agreement;
Optical Fibers	Means, with respect to this Agreement, 6, 12, 24, 48 core dark optical fiber in ring topology or Spurs as described in Annexure H hereto;
SLA	Means the Service Level Agreement attached as Annex E hereto.
Provisional Acceptance	A Provisional Acceptance Certificate (PAC) shall be issued by TELENOR within 07 days of successful joint performance testing by WTL/telenor in accordance with requirements of Annex G.
Final Acceptance	A Final Acceptance Certificate (FAC) shall be issued by TELENOR One hundred and eighty calendar days (6 months) after the issuance of PAC.
Point of Presence	(POP) such as BTS, MSC or any site acquired / owned by TELENOR or required to get connected as designated by Telenor
Point of Interconnect	(POI) means such a site where TELENOR is interconnecting with any third party or telecom operator.
Practical	Economical, accessible, with easily available Right Of Way (ROW) and optimal redundancy.
Weather of exceptional severity:	the strong winds, thunder storm, typhoon that is not causing floods is not part of FORCE MAJEURE. All the severe weather conditions that result in no-work condition for less than 10 days will not be considered in severity.
Link Budget	the designed and agreed specifications. The same will be followed during the ATP as well as the O&M of the network

Route Plan Detailed route plan including but not limited to with the description of HH, Man-hole, Joint Enclosures and geographical description

Project Implementation plan Project Implementation timelines, deliverables and agreed bench marks to check the progress of the project. The same will be submitted with the details (at least on the section/city/ring basis) clearly defining the project goals at different stages.

As built Diagrams the detailed final laid-out network diagram with the approval of Telenor. The same should include the GPS coordinates of the network mentioning HH, Man-hole, and Joint Enclosures as well as capturing the network after every 250m.

1.2 Where the sense requires, words denoting the singular also include the plural and vice versa. References to persons include firms and companies and vice versa;

1.3 Reference to a statutory provision shall include all orders and regulations made pursuant to such provisions and all modifications and re-enactments from time to time of such provisions, orders and regulations.

2 PERIOD OF THE AGREEMENT

2.1 This Agreement shall be valid from the effective date ("the Date of signing of this agreement") and shall continue for a term of 20 (twenty) years from issuance of the provisional acceptance certificate of the last segment of the cable system, unless earlier terminated in accordance with the terms of this Agreement.

2.2 WTL shall be wholly responsible during the term of this Agreement to obtain and keep current all approvals in respect of the Cable System, ROWs (approvals and payments before and after the project implementation), Optical Fiber procurement, Laying, Maintenance etc and Extensions and the usage thereof, and to pay all charges in this respect including any necessary re routing required due to actions or orders of any government bodies or municipal authorities will be done exclusively by WTL only. However, in PTCL DTEs the ROW will be acquired on TELENOR name. WTL will be responsible for all coordination with the PTCL as the contractor and Telenor will support them.. The permission to lead-in in TP Premises will be TELENOR's responsibility. All the charges required for the lead-in in all premises including DTEs etc are already a part of the one time charges agreed between the two Parties in Annex H.

3 LEASE

3.1 Subject to the terms of this Agreement, WTL agrees to lease and TELENOR agrees to take on lease the Optical Fiber and Extensions.

3.2 It is understood that the Lease shall commence subject to WTL effecting Extensions, and demonstrating that the Optical Fiber and Extensions comply with the specifications noted in Annexures through acceptance testing or commercial usage, whichever comes first, as noted in ANNEX G. The applicable SLA will be as per Annex E para-12. The same will be observed for all the planned linear routes as well.

3.3 For the PAC: In case WTL is unable to demonstrate that the Optical Fiber and Extensions are compliant with specifications, TELENOR shall have the right to reject the relevant ring and/or extension(s) by prior notice in writing of not less than one week (07) calendar days and in those deficiencies where ROW is required WTL will need 30 Calendar days: provided that WTL shall have the right to demonstrate, within the period of the notice, that the Optical Fiber and Extensions of the section proposed to be rejected comply with the aforesaid specifications, and if WTL is able to demonstrate compliance (the provisions of applying mutatis mutandis to such demonstration), the notice of rejection issued by TELENOR shall be withdrawn by TELENOR. If WTL is not able to rectify the discrepancies within the said time period, then Liquidated damages will apply as per Section 5.

3.4 The price is noted in Annex H – and shall be paid, subject to taxes and other deductions required to be made by law, which shall be to the account of parties – in accordance with Annex H.

3.5 Nothing contained in this Agreement or in the Lease of the Optical Fiber and/or the Extensions is intended to, or shall be construed as, conferring any right to TELENOR to operate, use or access the Optical Fiber and/or the Extensions in any manner whatsoever (whether directly or indirectly) save and except in a manner and to an extent that is consistent with (i) the operation and integrity of the Cable System as in existence from time to time and (ii) the rights inherent in WTL (or to which it may be entitled) in respect of the Cable System and the property in or under which the Cable System is laid, and without prejudice to the generality of the foregoing:

a) TELENOR shall have the right to access (in any manner whatsoever) the Optical Fiber and/or Extensions Leased by it only in the manner and to the extent permitted under this Agreement or with the consent (to be given in writing and not to be unreasonably withheld) of WTL and in all cases under the supervision and control of WTL;

b) TELENOR shall have no rights whatsoever against WTL (nor shall it claim any such rights) by reason of any relevant authority or party terminating, restricting or otherwise adversely affecting any right whatsoever in favor of WTL (including any lease or grant) in respect of (i) the Cable System, the Optical Fiber or the Extensions, or (ii) any property in or under which the Cable System, the Optical Fiber or the Extensions are laid – provided that any amounts paid or payable by TELENOR under this Agreement shall be proportionately reduced keeping in view the impact of the aforesaid;

c) TELENOR shall have no rights whatsoever against WTL (nor shall it claim any such rights) by reason of any change brought about or proposed in the statutory or regulatory regime as may be applicable (or made applicable) which in any manner adversely affects (i) the Cable System, the Optical Fiber or the Extensions or any usage or operation thereof (whether by WTL or any other person), or (ii) any property in or under which the Cable System, the Optical Fiber or the Extensions are laid or the rights of WTL in such property – provided that any amounts paid or payable by TELENOR under this Agreement shall be proportionately reduced keeping in view the impact of the aforesaid; and

d) TELENOR shall not have (nor shall it at any time assert) any rights in or to the Cable System or any property in or under which the Cable Systems laid either as co-owner or joint owner of the same nor shall it at any time set up any title or right adverse to WTL.

It is understood that TELENOR shall have the right for the addition/deletion/changes in the network topology for which Telenor will ask WTL to implement within the agreed specific timelines. WTL will be charging the Termination charges (in case of addition of a new site in the network) as agreed and in case if additional fiber is required, the same will be charged on the agreed rates.

Telenor also has the right to patch its already available or independent network (optical fiber or equipment) over WTL for which WTL will provide all the required support (patching and O&M).) It is understood that TELENOR has the right to terminate its or any third party network on the IRU fiber. WTL will be fully responsible for its own side of the Cable network be its ODF, HH, Man Hole etc.

4 SERVICES

4.1 WTL agrees to provide the following Services as per SLA during the term of this Agreement.

a) Indefeasible Right of Use (IRU) for 6, 12, 24, 48 pair of dark optical fiber for a period of at least 20 years on the WTL Metro optical fiber network in Karachi, Lahore, Islamabad/RawalPindi, Faisalabad, Multan, Peshawar, Gujranwala, Sialkot, Hyderabad, Quetta, Gujrat, Mardan and Sukkur with a minimum guarantied cumulative span of 250 km (two hundred and fifty kilometers) (TELENOR fiber).

b) WTL shall provide complete maintenance services as per service level agreement provided in ANNEX E.

4.2 The Services shall be paid for in accordance with Annex H. All payments shall be made subject to withholding taxes and other deductions required to be made by law, which shall be to the account of WTL.

5 REPRESENTATIONS AND SERVICE CHARGES PERFORMANCE DISCOUNT

5.1 Subject to Clause 3.2 & 3.3, WTL represents that the Optical Fiber and Extensions shall be fully compliant with the Specifications noted in this Agreement. Also that the Services shall be provided according to the agreement.

5.2 WTL represents and warrants that Optical Fiber and Extensions shall, in light of Services to be provided by WTL and otherwise, achieve performance criteria noted in Annexures Failure to achieve such standard shall result in Service charges performance discount as noted in Annexures

5.3 All payments to WTL under this Agreement shall be made as per Annex H, subject to adjustment for Service charges performance discount if any for downtime as noted in Annex E.(For the purpose of clarification it is mentioned that the SLA shall be applicable on the per city per ring basis).

6 USE OF OPTICAL FIBER AND EXTENSIONS

6.1 TELENOR represents and warrants that its use of Optical Fiber and Extensions shall comply with all applicable laws, ordinance, rules, regulations and restrictions. WTL represents and warrants that its provision of Optical Fiber and Extensions shall comply with all applicable laws, ordinance, rules, regulations and restrictions.

6.2 TELENOR agrees and acknowledges that this Agreement grants no right to use any element of the Cable Systems other than rights to the Optical Fiber and Extensions or as may be specifically set out in this Agreement.

6.3 Telenor except as otherwise stated herein, TELENOR shall be responsible for its own use of Optical Fiber and Extensions, and for onward connection from the WTL maintained ODF to its own system in Telenor's premises

6.4 WTL shall use its best efforts to remedy any delays, interruptions, omissions, mistakes, accidents or errors in Optical Fiber and Extensions whenever the Optical Fiber and Extensions do not operate in compliance with the technical specifications noted in Annex B of this Agreement (hereinafter, "Outage Events") and restore the Optical Fiber and Extensions to comply with the terms hereof. Failure to do so shall invoke Service charges performance discount as noted in Annex E. In case of frequent Outage Events and/or in case TELENOR is not satisfied with the operation of the Optical Fiber or the Extensions on account of breach of this Agreement by WTL, TELENOR shall also have the right to terminate this Agreement for the specific ring or metro-city concerned whatever is applicable – in this case TELENOR shall be reimbursed as per ANNEX H the amount paid by TELENOR under this Agreement, which is in respect of the unutilized period of the term of the Agreement. THE FOREGOING WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY REGARDING OUTAGE EVENTS AND IS PROVIDED IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABLITY AND FITNESS FOR A PARTICULAR PURPOSE. FOR THE AVOIDANCE OF DOUBT, NO WARRANTY IS MADE TO ANY THIRD PARTY OR IN RESPECT OF ANY SERVICES PROVIDED BY WTL TO THIRD PARTIES.

6.5 Each Party agrees to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder imposed by any governmental or regulatory agency or authority.

6.6 WTL hereby grants TELENOR right of use of Optical Fiber and Extensions at location as per Annex A for the period of 20 years. The Optical Fiber and Extensions will remain the property of WTL. The Dark Fiber is for the use of TELENOR; TELENOR will not sublet/sublease this dark fiber to any other third party other than TELNOR subsidiaries. However this will be transparent to WTL and all the correspondence will be made with TELENOR only.

7 BILLING PROCEDURES

7.1 The Optical Fiber and Extension Charges shall be paid by TELENOR to WTL as noted as in Annex H.

7.2 WTL shall render quarterly maintenance invoices to TELENOR as per Annex H and TELENOR will pay after the adjustment of Service charges performance discount if

any as noted in annexures. WTL will also submit mutually signed (by both parties) outage time with invoices.

7.3 TELENOR shall pay the invoices in respect of Services to WTL within THIRTY DAYS (30 working days) of the receipt of correct invoice(s). After sixty days of the receipt of the invoice(s), a late payment charge of five percent (5 % per annum on prorate basis) of the value of the invoice shall accrue on any invoice not paid when due, less disputed amounts ("Late Payment Charges"). Such Late Payment charges shall accrue after sixty days (60) days from the day on which payment is due until such payment is received by WTL, and such amount will be included in subsequent invoice issued to TELENOR.. At the same time, WTL reserves the right to suspend the service in particular section(s) or cities if the payment is delayed beyond one year in case of the undisputed billing

8 BILLING DISPUTES

8.1 If TELENOR disputes the amount of the charges specified in any invoice, it shall notify WTL in writing within ninety (90) calendar days of the due date of the relevant invoice. Such notice shall clearly identify the invoice to which the dispute relates and set out TELENOR's objections thereto together with available supporting data.

8.2 The Parties shall co-operate promptly to resolve any dispute notified in accordance with Clause 8.1 above.

8.3 If the Parties fail to resolve any dispute within ninety (90) calendar days of the notification of such a dispute in accordance with Clause 8.1 above, the matter shall be resolved pursuant to the dispute resolution provisions set forth in Clause 24 below.

8.4 If the objection is sustained and TELENOR has paid the disputed invoice, the amount of over payment shall be refunded promptly by WTL. If the objection is not sustained and TELENOR has not paid the disputed invoice or a portion thereof, TELENOR shall pay any such invoice promptly with any Late Payment charges as defined in Clause 7.3 above. Nothing in this Clause shall relieve TELENOR from paying in terms of and within the time stipulated in Clause 7.3, those parts of an invoice that are not in dispute.

8.5 TELENOR shall make all payments after deducting withholding taxes and other deductions required to be made by law, which shall be to the account of WTL.

9 CURRENCY OF PAYMENTS & TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS.

9.1 Payments due under this Agreement shall be made in Pakistan Rupees.

9.2 The price quoted is exclusive of federal Excise Duty, sales tax, VAT or other similar indirect taxes (if applicable), but inclusive of income tax and other taxes on the income of the WTL, including withholding tax. Telenor will deduct all applicable withholding taxes from payments made to WTL which shall be borne by the WTL.

10 DELIVERY

10.1 Subject to extension for delays described in clause 17 (FORCE MAJEURE), WTL shall use reasonable commercial efforts to complete all construction and testing obligations with respect to each ring whatever is applicable as per planned route by the applicable Scheduled Delivery Date submitted and approved by Telenor based on principle agreed in the Agreement. In the event WTL does not deliver a ring whatever is applicable as per planned route of the respective city by the respective Scheduled Delivery Date (including the extensions if any), during the first ten (10) days following such Scheduled Delivery Date, a designated senior representative with decision-making authority of each of WTL and TELENOR shall meet to discuss the status of construction, the reason(s) for the failure to meet the Scheduled Delivery Date, and possible mutual efforts that could be undertaken in order to complete the construction of the relevant ring in the most expeditious manner feasible under the circumstances.

10.2 If the Scheduled Delivery Date for any ring whatever is applicable as per planned route has been extended as the result of a Force Majeure delay described in clause 17 for a period of one (1) months (the "One-Month Force Majeure Period"), and at the end of such one-Month Force Majeure Period there is no reasonably apparent possibility of the cessation, termination or resolution of the event or occurrence causing such Force Majeure delay within fifteen (15) days after the end of the one-month Force Majeure Period, then each of WTL and TELENOR shall designate one or more senior representatives with decision-making authority who shall promptly within twenty (20) days of the end of the one-Month Force Majeure Period:

(i) meet to discuss the Force Majeure delay in good faith; and

(ii) Use their mutual best efforts to implement all possible and practical means by which such delay might be terminated, avoided or resolved, including, without limitation, possible modifications to the route or manner of construction of the affected ring(s).

10.3 Subject and without prejudice to Clause 11.1 and 11.2 WTL shall use all reasonable efforts to deliver the Optical Fiber and Extensions in accordance with the schedule as agreed in Introduction, Para 3 (v) of this agreement .
If WTL fails to deliver the Optical Fiber and Extensions within specified timeline (including the allowed extensions) and there in no Force Majeure as noted in clause 17, WTL shall be liable to pay charges as per Annex H.

10.4 In case of termination of the Agreement pursuant to Force Majeure, TELENOR shall not be obligated to make any payment for the period commencing from the Force Majeure Event impacting WTL's performance hereunder, and for the period after the effective date of termination, and all advance payment in respect of such period shall accordingly be refunded by WTL.

10.5 This agreement covers (initially) thirteen (13) cities, which are; Faisalabad, Sialkot, Gujranwala, Multan, Hyderabad, Peshawar, Lahore, Karachi, Sukkur, Quetta, Gujrat, Mardan & Islamabad/RawalPindi or any other city to be mutually agreed upon.

10.6 WTL shall ensure to provide interconnectivity with same terms and conditions for new TELENOR POI/POP/DTE or third party as required in future.

10.7 WTL will provide interconnectivity to TELENOR POI/POP/DTE or any third party in Metros where Fiber has already been laid by TELENOR.

11 TERMINATION

11.1 This Agreement may be terminated by either Party upon one or more of the following events;

11.2 If either party is in breach of any provision of this Agreement, which, if remediable, the breaching party fails to remedy such a breach within sixty (60) days after receipt of a written notice from the other Party requiring the breach to be remedied; or

11.3 Forthwith on written notice if the other Party is in material breach of any provision of this agreement which is not remediable;

11.4 Becomes insolvent or has a receiver, administrative receiver or administrator appointed over the whole or any part of its assets or goes into liquidation (whether compulsory or voluntary) otherwise than for the purposes of an amalgamation or reconstruction or makes any arrangements with its creditors or has any form of execution or distress levied upon its assets or ceases to carry on its business and such event has a bearing on the rights of the other party.

11.5 Termination shall be without prejudice to the accrued rights and liabilities of the Parties subsisting at the date of termination.

11.6 The provisions of Clauses 12, 14, 16 & 23 shall survive the termination of this Agreement.

11.7 Notwithstanding anything herein contained, TELENOR shall not be obligated to make any payments hereunder in respect of the period after the effective date of termination, and any advance payments made by TELENOR, whether with respect to the Lease or the Services, shall be refunded to TELENOR as per Annex H.

11.8 Except as provided in clause 11.3 above,

TELENOR has the right to terminate the CONTRACT at any given time without assigning any reason through written notice of ninety (90) days; in such an instance WTL shall refund to TELENOR, any and all unutilized advances made by TELENOR, within thirty (30) calendar days of the expiry of the notice period.

Where the agreement is terminated by Telenor within eight years of the commencement of the agreement, WTL shall have the right to claim 40% of the total amount of lease charges as liquidated damages. Where the advances paid to WTL is less than 40% of the lease charges, the remainder shall be paid by Telenor within 120 days of termination.

Where the termination is induced after the expiry of eight years or due to a breach by WTL notwithstanding the 8 year period then Telenor shall not be liable to any Liquidated damages. WTL shall refund any and all unutilized advances made by TELENOR within thirty (30) calendar days of the expiry of the notice period.

In an event where WTL decides to terminate this agreement, WTL shall refund any and all unutilized advances which have been made by TELENOR.

12 **CONFIDENTIALITY**

Confidential Information for the purposes of this Agreement is any information in any form about or concerning WTL or TELENOR and any of their contractors, sub-contractors, employees, servants or agents including, without limitation, their business products and methods of work ("Confidential Information"). It does not include any such information which is in the public domain. Both Parties agree to maintain the confidentiality of the Confidential Information of the other party.

13 **PUBLICITY**

Neither Party except as required by law and in accordance with the provisions in Clause 12 above, shall disclosed to any third party the existence of, or any of the terms or conditions of, this Agreement entered into pursuant hereto, without the prior written consent of the other Party. Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior, written approval of the other Party as to the content, form of distribution and timing of such publicity.

14 **LIABILITY**

14.1 Other than express obligations in this Agreement, neither Party has any obligation of any kind to the other Party beyond the duty to exercise reasonable skill and care.

14.2 Neither Party to this Agreement excludes or restricts its liability for death or personal injury resulting from its own negligence or willful misconduct or the negligence or willful misconduct of its employees or agents while acting in the course of their employment or agency nor in respect of its willful misconduct.

14.3 EXCEPT AS EXPRESSLY SET FORTH HEREIN (Annexure F and SLA must prevail) , WTL DISCLAIMS ANY AND ALL WARRANTIES, EXPRESSED OR IMPLIED WITH RESPECT TO THE CUSTOMER CAPACITY OF THE LEASE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABLITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.4 Notwithstanding anything herein contained WTL's entire liability in contract, tort (including negligence or breach of statutory duty) or otherwise arising out of or in connection with this Agreement (except in relation to death or personal injury) shall be limited to the charges paid by TELENOR under this Agreement.

14.5 Each provision of this Clause 14 is a separate limitation applying and surviving even if one or more such provisions is inapplicable or held unreasonable in any circumstances.

14.6 TELENOR agrees to indemnify and hold harmless WTL and its respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with any breach or violation by

TELENOR of applicable law or governmental regulation and any claims of whatever nature by third Parties with respect to the services provided by TELENOR.

14.7 Subject to Clauses 14.3 and 14.4 hereof, WTL agrees to indemnify and hold harmless TELENOR and its officers, directors, employees agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with any act, omission, breach or violation by WTL of the terms of this agreement, applicable law or governmental regulation, and any claims of whatever nature by third parties with respect to the services provided by WTL.

15 ASSIGNMENT

15.1 Neither Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Notwithstanding the above, either Party may assign without consent all of its rights and obligations under this Agreement to any affiliated company. For these purposes a company shall be "affiliated" to another company if it is the parent or subsidiary of that company or another subsidiary of the parent of that company. For these purposes a company shall be another company's subsidiary if its issued share capital is owned whether directly or indirectly as to 50% or more by that company. No such assignment shall relieve the assigning Party of its obligations hereunder.

15.2 The assigning Party must promptly give written notice to the other Party of any assignment permitted to be made without the other Party's consent. The assignee shall be bound by the obligations on the part of the assignor under this Agreement.

15.3 In the event that WTL merges with or transfers full or partial ownership to any other company then WTL shall ensure that its obligations and rights under this agreement are transferred accordingly so that the terms and conditions hereof remain unaffected and that this agreement remains in force.

16 WARRANTIES AND REPRESENTATIONS

16.1 The performance of this Agreement by the Parties is dependent upon Each Party obtaining and maintaining such approvals, consent, authorizations and licenses from such governmental, quasi governmental or other competent regulatory authorities as may be required or deemed necessary by the Parties. Each of the Parties undertakes to obtain and keep current all such consents.

16.2 Each Party warrants and represents that:

a) It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

b) It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

16.3 This Agreement constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, creditor's rights and general equitable principles.

17 FORCE MAJEURE

Neither Party will be liable for any breach of this Agreement due to any cause beyond that Party's reasonable control including, but not limited to an Act of God; insurrection or civil disorder; war or military operations; national or local emergency; act or commissions of Government, or other competent authority; industrial disputes (Whether or not involving the Parties or their employees); fire, earth quake, lightning, explosion, flood, subsidence, weather of exceptional severity as explained in definitions; meteors; the act or commission of any Party for whom the Party affected is not responsible (including other telecommunication service providers).

18 RELATIONSHIP BETWEEN PARTIES

Each Party is and will remain at all times an independent contractor fully responsible for its own acts or defaults (including those of its employee or agents). Neither Party nor its employees, agents or representatives may at any time act or attempt to act on behalf of the other Party to bind the other Party to any obligations. Neither Party nor its employees, agents or representatives may engage in any act, which may lead any person to believe that such Party is an employee, agent or-representative of the other Party. Nothing in this Agreement constitutes a partnership between the Parties.

19 NOTICES

19.1 A notification shall be duly received if:

a) Delivered personally, at the time of actual delivery;

b) Sent by facsimile, upon its receipt being confirmed in writing.

c) Sent by registered post to an address within the same country 7 days after the date of posting;

d) Sent by email with delivery confirmation.

e) Sent by registered post to an address not within the same country, 14 days after the time of posting

f) Sent by courier, on the second business day following the date of dispatch;

19.2 Except where otherwise specifically provided all notices and other communications relating to this Agreement shall be in writing and shall be delivered as follows:

If to WTL: ____________________
WorldCall Telecom Limited
____
____

copy to: Executive Director/Chief Operating Officer
____
____

If to TELENOR: ____________________

____

Telenor Pakistan (Private) Limited

____

____

copy to: ____________________

____

____

20 WAIVER

The waiver of any breach of any term or condition of this Agreement shall not be a waiver of any other breach of the same or any other term or condition of this Agreement. No waiver shall be valid unless it is in writing and signed on behalf of the Party making the waiver.

21 MODIFICATIONS

No modification or amendment of this Agreement shall be valid unless it is in writing and singed on behalf of the Parties.

22 ENTIRE AGREEMENT

This Agreement represents the entire understanding of and agreement between the Parties in relation to the matters dealt with in it. It supersedes all previous provisions undertakings and agreements whether oral or written relating to those matters.

23 GOVERNING LAW

This Agreement shall be subject to and construed in accordance with, the laws of the Islamic Republic of Pakistan and TELENOR and WTL hereby submit to the exclusive jurisdiction of the Islamic Republic of Pakistan.

24 RULES OF CONSTRUCTION

24.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content.

24.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

24.3 This Agreement has been fully negotiated between and jointly drafted by the Parties.

24.4 All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date/duration expressly specified herein. Except as specifically set forth herein, for the purpose of this Article, the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

25 EXECUTION AND MULTIPLE COPIES

This Agreement shall be executed in two (2) parts in English, and each will have effect as an Original.

26 ARBITRATION

26.1 Any and every dispute, difference or question which may at any time arise between the parties hereto or any person claiming under them, touching or arising out in respect of this agreement or this subject matter thereof including but not limited to its breach, termination or invalidity thereof, TELENOR and WTL shall use their best efforts to settle amicably any claim of controversy, disputes arising out of or in connection with this Agreement or its interpretation between the Parties or any breach thereof.

26.2 This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, Laws of Pakistan and the parties agree to submit to the non-exclusive jurisdiction of the courts in Pakistan.

For and on Behalf of
WorldCall Telecom Limited

____

Signature

Name: ______________

Title: ______________

For and on Behalf of
Telenor Pakistan (Private) Limited

______________________ 13/08/07

Signature

Name: TORE JOHNSEN

Title: CEO

Witnesses:

1. ______________

Name:

2. ______________ 13/8/2007

Name: RIZWAN RAJA

PAKISTAN 100 RS.

ONE HUNDRED RUPEES

پاکستان

ایک سو (۱۰۰) روپیہ

OPTICAL FIBER CABLE IRU

DATED: ________________

BETWEEN

WorldCall Telecom Limited ("WTL")

AND

Telenor Pakistan (Private) Limited ("TELENOR")

C-4701

TABLE OF CONTENTS

WTL's Initial & Co. Stamp: ____________________

TELENOR's Initial & Co. Stamp: ____________________

OPTICAL FIBER CABLE AGREEMENT

THIS OPTICAL FIBER CABLE AGREEMENT (this "Agreement") is made and entered into at Islamabad/RawalPindi this 1st day of August 2007

By and Between

WorldCall Telecom Limited a company incorporated under the Companies Ordinance, 1984 having its registered office at 103 C II, Gulberg III, Lahore (hereinafter referred to as "WTL", which term shall, where the context permits, be deemed to mean and include its successors-in-interest and assigns) of the One Part;.

And

Telenor Pakistan (Private) Limited a company incorporated under the laws of Pakistan and having its office at 13-K, Moaiz Centre, F-7 Markaz, Islamabad/RawalPindi (hereinafter referred to as "TELENOR", which term shall, where the context permits, be deemed to mean and include its successors-in-interest and assigns) of the Other Part;

WTL and TELENOR shall hereinafter collectively referred to as "Parties" and individually as "Party" to this Agreement.

INTRODUCTION

Whereas:

a) WTL is the owner of the Optical fiber cable system ("Cable System") laid and/or to be laid in Karachi, Lahore, Islamabad/RawalPindi, Faisalabad, Multan, Peshawar, Gujranwala, Sialkot, Hyderabad and Sukkur and **MGW cities in Phase-I** Mardan, Gujrat, Quetta and in **MGW cities in Phase-II** Abbotabad, Jhelum, Sargodha, Jhang, Sahiwal, Bhawalpur, Rahim Yar Khan and includes its off shoots and sub ring if any as noted in Annex A however, **MGW cities** will only be considered after mutual consent by both parties.

b) WTL represents that the Cable System shall be of specifications noted in Annex B & BB hereto;

c) WTL represents that the Cable System shall be laid down after obtaining all requisite approvals (including approvals as set out in Annex-C)

TELENOR desires to take on lease six, twelve, twenty four, forty eight core dark optical fiber ring ("Optical Fiber") comprising the Optical Cable (which so ever is desired by TELENOR in any given specific area/location/city)–

WTL's Initial & Co. Stamp: ____________________

TELENOR's Initial & Co. Stamp: ____________________

together with certain extensions ("Extensions") to be carried out by WTL in this behalf as noted in Annex A;

d) TELENOR also desires certain services from WTL (including maintenance) in respect of the Optical Fiber, as noted in Annex E. Service Level Agreement ("SLA").

NOW, THEREFORE, in consideration of the premises and for other good reasons and valuable considerations, it has been agreed as follows:-

1. WTL has agreed to lease the Optical Fiber cable and Extensions to TELENOR, and also to provide Services to TELENOR in accordance with the terms and conditions noted below.

2. WTL will provide committed link wise attenuation (link budget) as per Acceptance Testing Procedures (ATP) and after the Implementation the same will be observed. Also during IRU period, the WTL will ensure that the same remains in the agreed specific limits as agreed during the proposal and ATP. Any deviation exceeding the limits which results in de-gradation will be handled solely by WTL. The details will be observed in the SLA.

3. WTL will extend TELENOR fiber pair to any location from the nearest joint location on the WTL Metro optical fiber network at terms and conditions that shall be mutually agreed, a sample pattern is mentioned below:-

   - For New/Greenfield network:

     i. Telenor will share the coordinates of the sites required to get connected on the fiber.

     ii. WTL will propose the shortest and practical route covering TELENOR's entire POI /POP ensuring no Single Point of Failure (SPOF) (outgoing and incoming route will be entirely different), within 15 Calendar days of issuance of demand for further laying of Fiber.

     iii. Telenor will review/comment the proposal within 7 Calendar days after the submission and a Joint route survey will be conducted to decide the route.

     iv. The final route will be submitted not later than 30 Calendar days from the initial sites identification proposed by Telenor (in point-i above) which after approval by TELENOR (within 7 days) the route will be finalized and handed over to WTL for implementation. Timeline will be applicable to WTL after TELENOR has to confirm point No. iii (as stated above).

     v. WTL shall lay the OFC and realize the network in 105 Calendar days for a maximum span of 30 km on per city basis (each city will be treated as independent project and WTL would ensure capping of all the projects within 105 calendar days individually and separately) if the route in a city is less than 30 km or otherwise, the timelines will be revised with mutual agreement preferably on prorate basis with consideration of the RFS (Ready for Service) in Spur and ring

topology as agreed in the network plan on per city basis. Split of 105 days is based on assumption that ROW will be obtained in first 30 days after WO issuance (as mentioned below). All the prorating will be done on the same principle.

After the approval of route by TELENOR for which the detailed project (city-wise) plan will be submitted along with the proposal. Actual timeline will be upon receipt of an irrevocable document (route plan) from TELENOR, format of which is available as Annex I. Purchase Order (PO) will be issued afterwards.

vi. The extension in the timelines for delivery of the Optical fiber network will be extended maximum 30 % of the calendar days of the Para 'v' above provided WTL delivers at least 75% of the planned network on the per city basis (project) is laid and offered and WTL provides TELENOR enough proof to its satisfaction with the reasons for the mentioned delay. After the lapse of mentioned extension LD (liquidated Damages) shall get invoked as per Annex H and no further extension will be offered.

- WTL will propose alternative route if the requested route plan by TELENOR is not practically feasible. However, WTL will state clear cut reasons with the affirmative satisfaction of TELENOR for any change in the requested route.
- For addition/change in existing (where IRU is implemented and Telenor needs more sites connected to the fiber) network:

i. Telenor will share the coordinates of the sites required to get connected on the fiber;

ii. WTL will propose the shortest and practical route covering TELENOR's entire POI /POP ensuring no Single Point of Failure (SPOF) (outgoing and incoming route will be entirely different), within 15 days of issuance of demand for further laying of Fiber.

iii. Telenor will review/comment the proposal within 7 days after the submission and a Joint route survey will be conducted to decide the route.

iv. The final route will be submitted not later than 30 Calendar days from the initial sites identification proposed by Telenor (in point-i above) which after approval by TELENOR (within 7 days) the route will be finalized and handed over to WTL for implementation. Timeline will be applicable to WTL after TELENOR has completed their obligation(s).

v. WTL will lay the OFC and realize the network in 105 Calendar days for a maximum span of 30 km on per city basis (each city will be treated as independent project and WTL would ensure capping of all the projects with 105 calendar days individually and separately) if the route in a city is less than 30 km or otherwise, the timelines will be revised with mutual agreement preferably on prorate basis with

consideration of the RFS (Ready for Service) in Spur and ring topology as agreed in the network plan on per city basis. Split of 105 days is based on assumption that ROW will be obtained in first 30 days after WO issuance (as mentioned below). All the prorate will be done on the same principle.

After the approval of route by TELENOR for which the detailed project (city-wise) plan will be submitted along with the proposal. Actual timeline will be upon receipt of an irrevocable document (route plan) from TELENOR, format of which is available as Annex E. Purchase Order (PO) will be issued afterwards.

vi. The extension in the timelines for delivery of the Optical fiber network will be extended maximum 30 % of the calendar days of the para v above provided WTL delivers at least 75% of the planned network on the per city basis (project) is laid and offered and WTL provides TP enough proof to its satisfaction with the reasons for the mentioned delay. After the lapse of mentioned extension LD (liquidated Damages) shall get invoked as per annex E and no further extension will offered.

- WTL will propose alternative route if the requested route plan by TELENOR is not practically feasible. However, WTL will state clear cut reasons with the satisfaction of TELENOR for any change in the requested route.

4. The detailed plan (project folder on the city basis) submitted (as mentioned in the point. ii above) by the WTL should include the following documents:-
   - Detailed route plan (it will be recommended if more than one options can be proposed, amongst them both companies should select the best option).
   - Expected Link Budgets.
   - Project plan

1 DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement the following expressions have the meaning set out below:

Agreement — Means this Agreement and Annexes hereto

Cable System — The Optical Fiber ring laid and/or to be laid in Karachi, Lahore, Islamabad/RawalPindi, Faisalabad, Multan, Peshawar, Gujranwala, Sialkot, Hyderabad , Sukkur, Mardan, Quetta ,Gujrat and such other **MGW cities** as mutually agreed by the parties .

Effective Date — Means the date as specified in this Agreement;

Extensions — Means the Extensions to be carried out by WTL to connect TELENOR MSC/BSC/DTE/POI to any third party as noted in Annexures. (Any sites which is required by the Telenor for Optical fiber connectivity by WTL)

Impositions	Means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, gross receipts taxes and franchise, license and permit fees), if any, together with any penalties, fines, or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon either Party hereto by any federal, state or local government or other public taxing authority of any country;
Lease	Means Indefeasible Right to Use by TELENOR for a minimum period of twenty years of Optical Fibers and Extensions owned by WTL pursuant to the terms of this Agreement;
Optical Fibers	Means, with respect to this Agreement, 6, 12, 24, 48 core dark optical fiber in ring topology or Spurs as described in Annexure H hereto;
SLA	Means the Service Level Agreement attached as Annex E hereto.
Provisional Acceptance	A Provisional Acceptance Certificate (PAC) shall be issued by TELENOR within 07 days of successful joint performance testing by WTL/telenor in accordance with requirements of Annex G.
Final Acceptance	A Final Acceptance Certificate (FAC) shall be issued by TELENOR One hundred and eighty calendar days (6 months) after the issuance of PAC.
Point of Presence	(POP) such as BTS, MSC or any site acquired / owned by TELENOR or required to get connected as designated by Telenor
Point of Interconnect	(POI) means such a site where TELENOR is interconnecting with any third party or telecom operator.
Practical	Economical, accessible, with easily available Right Of Way (ROW) and optimal redundancy.
Weather of exceptional severity:	the strong winds, thunder storm, typhoon that is not causing floods is not part of FORCE MAJEURE. All the severe weather conditions that result in no-work condition for less than 10 days will not be considered in severity.
Link Budget	the designed and agreed specifications. The same will be followed during the ATP as well as the O&M of the network

Route Plan Detailed route plan including but not limited to with the description of HH, Man-hole, Joint Enclosures and geographical description

Project Implementation plan Project Implementation timelines, deliverables and agreed bench marks to check the progress of the project. The same will be submitted with the details (at least on the section/city/ring basis) clearly defining the project goals at different stages.

As built Diagrams the detailed final laid-out network diagram with the approval of Telenor. The same should include the GPS coordinates of the network mentioning HH, Man-hole, and Joint Enclosures as well as capturing the network after every 250m.

1.2 Where the sense requires, words denoting the singular also include the plural and vice versa. References to persons include firms and companies and vice versa;

1.3 Reference to a statutory provision shall include all orders and regulations made pursuant to such provisions and all modifications and re-enactments from time to time of such provisions, orders and regulations.

2 PERIOD OF THE AGREEMENT

2.1 This Agreement shall be valid from the effective date ("the Date of signing of this agreement") and shall continue for a term of 20 (twenty) years from issuance of the provisional acceptance certificate of the last segment of the cable system, unless earlier terminated in accordance with the terms of this Agreement.

2.2 WTL shall be wholly responsible during the term of this Agreement to obtain and keep current all approvals in respect of the Cable System, ROWs (approvals and payments before and after the project implementation), Optical Fiber procurement, Laying, Maintenance etc and Extensions and the usage thereof, and to pay all charges in this respect including any necessary re routing required due to actions or orders of any government bodies or municipal authorities will be done exclusively by WTL only. However, in PTCL DTEs the ROW will be acquired on TELENOR name. WTL will be responsible for all coordination with the PTCL as the contractor and Telenor will support them.. The permission to lead-in in TP Premises will be TELENOR's responsibility. All the charges required for the lead-in in all premises including DTEs etc are already a part of the one time charges agreed between the two Parties in Annex H.

3 LEASE

3.1 Subject to the terms of this Agreement, WTL agrees to lease and TELENOR agrees to take on lease the Optical Fiber and Extensions.

3.2 It is understood that the Lease shall commence subject to WTL effecting Extensions, and demonstrating that the Optical Fiber and Extensions comply with the specifications noted in Annexures through acceptance testing or commercial usage, whichever comes first, as noted in ANNEX G. The applicable SLA will be as per Annex E para-12. The same will be observed for all the planned linear routes as well.

3.3 For the PAC: In case WTL is unable to demonstrate that the Optical Fiber and Extensions are compliant with specifications, TELENOR shall have the right to reject the relevant ring and/or extension(s) by prior notice in writing of not less than one week (07) calendar days and in those deficiencies where ROW is required WTL will need 30 Calendar days: provided that WTL shall have the right to demonstrate, within the period of the notice, that the Optical Fiber and Extensions of the section proposed to be rejected comply with the aforesaid specifications, and if WTL is able to demonstrate compliance (the provisions of applying mutatis mutandis to such demonstration), the notice of rejection issued by TELENOR shall be withdrawn by TELENOR. If WTL is not able to rectify the discrepancies within the said time period, then Liquidated damages will apply as per Section 5.

3.4 The price is noted in Annex H – and shall be paid, subject to taxes and other deductions required to be made by law, which shall be to the account of parties – in accordance with Annex H.

3.5 Nothing contained in this Agreement or in the Lease of the Optical Fiber and/or the Extensions is intended to, or shall be construed as, conferring any right to TELENOR to operate, use or access the Optical Fiber and/or the Extensions in any manner whatsoever (whether directly or indirectly) save and except in a manner and to an extent that is consistent with (i) the operation and integrity of the Cable System as in existence from time to time and (ii) the rights inherent in WTL (or to which it may be entitled) in respect of the Cable System and the property in or under which the Cable System is laid, and without prejudice to the generality of the foregoing:

a) TELENOR shall have the right to access (in any manner whatsoever) the Optical Fiber and/or Extensions Leased by it only in the manner and to the extent permitted under this Agreement or with the consent (to be given in writing and not to be unreasonably withheld) of WTL and in all cases under the supervision and control of WTL;

b) TELENOR shall have no rights whatsoever against WTL (nor shall it claim any such rights) by reason of any relevant authority or party terminating, restricting or otherwise adversely affecting any right whatsoever in favor of WTL (including any lease or grant) in respect of (i) the Cable System, the Optical Fiber or the Extensions, or (ii) any property in or under which the Cable System, the Optical Fiber or the Extensions are laid – provided that any amounts paid or payable by TELENOR under this Agreement shall be proportionately reduced keeping in view the impact of the aforesaid;

c) TELENOR shall have no rights whatsoever against WTL (nor shall it claim any such rights) by reason of any change brought about or proposed in the statutory or regulatory regime as may be applicable (or made applicable) which in any manner adversely affects (i) the Cable System, the Optical Fiber or the Extensions or any usage or operation thereof (whether by WTL or any other person), or (ii) any property in or under which the Cable System, the Optical Fiber or the Extensions are laid or the rights of WTL in such property – provided that any amounts paid or payable by TELENOR under this Agreement shall be proportionately reduced keeping in view the impact of the aforesaid; and

d) TELENOR shall not have (nor shall it at any time assert) any rights in or to the Cable System or any property in or under which the Cable Systems laid either as co-owner or joint owner of the same nor shall it at any time set up any title or right adverse to WTL.

It is understood that TELENOR shall have the right for the addition/deletion/changes in the network topology for which Telenor will ask WTL to implement within the agreed specific timelines. WTL will be charging the Termination charges (in case of addition of a new site in the network) as agreed and in case if additional fiber is required, the same will be charged on the agreed rates.

Telenor also has the right to patch its already available or independent network (optical fiber or equipment) over WTL for which WTL will provide all the required support (patching and O&M).) It is understood that TELENOR has the right to terminate its or any third party network on the IRU fiber. WTL will be fully responsible for its own side of the Cable network be its ODF, HH, Man Hole etc.

4 SERVICES

4.1 WTL agrees to provide the following Services as per SLA during the term of this Agreement.

a) Indefeasible Right of Use (IRU) for 6, 12, 24, 48 pair of dark optical fiber for a period of at least 20 years on the WTL Metro optical fiber network in Karachi, Lahore, Islamabad/RawalPindi, Faisalabad, Multan, Peshawar, Gujranwala, Sialkot, Hyderabad, Quetta, Gujrat, Mardan and Sukkur with a minimum guarantied cumulative span of 250 km (two hundred and fifty kilometers) (TELENOR fiber).

b) WTL shall provide complete maintenance services as per service level agreement provided in ANNEX E.

4.2 The Services shall be paid for in accordance with Annex H. All payments shall be made subject to withholding taxes and other deductions required to be made by law, which shall be to the account of WTL.

5 REPRESENTATIONS AND SERVICE CHARGES PERFORMANCE DISCOUNT

5.1 Subject to Clause 3.2 & 3.3, WTL represents that the Optical Fiber and Extensions shall be fully compliant with the Specifications noted in this Agreement. Also that the Services shall be provided according to the agreement.

5.2 WTL represents and warrants that Optical Fiber and Extensions shall, in light of Services to be provided by WTL and otherwise, achieve performance criteria noted in Annexures Failure to achieve such standard shall result in Service charges performance discount as noted in Annexures

5.3 All payments to WTL under this Agreement shall be made as per Annex H, subject to adjustment for Service charges performance discount if any for downtime as noted in Annex E.(For the purpose of clarification it is mentioned that the SLA shall be applicable on the per city per ring basis).

6 USE OF OPTICAL FIBER AND EXTENSIONS

6.1 TELENOR represents and warrants that its use of Optical Fiber and Extensions shall comply with all applicable laws, ordinance, rules, regulations and restrictions. WTL represents and warrants that its provision of Optical Fiber and Extensions shall comply with all applicable laws, ordinance, rules, regulations and restrictions.

6.2 TELENOR agrees and acknowledges that this Agreement grants no right to use any element of the Cable Systems other than rights to the Optical Fiber and Extensions or as may be specifically set out in this Agreement.

6.3 Telenor except as otherwise stated herein, TELENOR shall be responsible for its own use of Optical Fiber and Extensions, and for onward connection from the WTL maintained ODF to its own system in Telenor's premises

6.4 WTL shall use its best efforts to remedy any delays, interruptions, omissions, mistakes, accidents or errors in Optical Fiber and Extensions whenever the Optical Fiber and Extensions do not operate in compliance with the technical specifications noted in Annex B of this Agreement (hereinafter, "Outage Events") and restore the Optical Fiber and Extensions to comply with the terms hereof. Failure to do so shall invoke Service charges performance discount as noted in Annex E. In case of frequent Outage Events and/or in case TELENOR is not satisfied with the operation of the Optical Fiber or the Extensions on account of breach of this Agreement by WTL, TELENOR shall also have the right to terminate this Agreement for the specific ring or metro-city concerned whatever is applicable – in this case TELENOR shall be reimbursed as per ANNEX H the amount paid by TELENOR under this Agreement, which is in respect of the unutilized period of the term of the Agreement. THE FOREGOING WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY REGARDING OUTAGE EVENTS AND IS PROVIDED IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABLITY AND FITNESS FOR A PARTICULAR PURPOSE. FOR THE AVOIDANCE OF DOUBT, NO WARRANTY IS MADE TO ANY THIRD PARTY OR IN RESPECT OF ANY SERVICES PROVIDED BY WTL TO THIRD PARTIES.

6.5 Each Party agrees to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder imposed by any governmental or regulatory agency or authority.

6.6 WTL hereby grants TELENOR right of use of Optical Fiber and Extensions at location as per Annex A for the period of 20 years. The Optical Fiber and Extensions will remain the property of WTL. The Dark Fiber is for the use of TELENOR; TELENOR will not sublet/sublease this dark fiber to any other third party other than TELNOR subsidiaries. However this will be transparent to WTL and all the correspondence will be made with TELENOR only.

7 BILLING PROCEDURES

7.1 The Optical Fiber and Extension Charges shall be paid by TELENOR to WTL as noted as in Annex H.

7.2 WTL shall render quarterly maintenance invoices to TELENOR as per Annex H and TELENOR will pay after the adjustment of Service charges performance discount if

WTL's Initial & Co. Stamp: ____________________

TELENOR's Initial & Co. Stamp: ____________________

any as noted in annexures. WTL will also submit mutually signed (by both parties) outage time with invoices.

7.3 TELENOR shall pay the invoices in respect of Services to WTL within THIRTY DAYS (30 working days) of the receipt of correct invoice(s). After sixty days of the receipt of the invoice(s), a late payment charge of five percent (5 % per annum on prorate basis) of the value of the invoice shall accrue on any invoice not paid when due, less disputed amounts ("Late Payment Charges"). Such Late Payment charges shall accrue after sixty days (60) days from the day on which payment is due until such payment is received by WTL, and such amount will be included in subsequent invoice issued to TELENOR.. At the same time, WTL reserves the right to suspend the service in particular section(s) or cities if the payment is delayed beyond one year in case of the undisputed billing

8 BILLING DISPUTES

8.1 If TELENOR disputes the amount of the charges specified in any invoice, it shall notify WTL in writing within ninety (90) calendar days of the due date of the relevant invoice. Such notice shall clearly identify the invoice to which the dispute relates and set out TELENOR's objections thereto together with available supporting data.

8.2 The Parties shall co-operate promptly to resolve any dispute notified in accordance with Clause 8.1 above.

8.3 If the Parties fail to resolve any dispute within ninety (90) calendar days of the notification of such a dispute in accordance with Clause 8.1 above, the matter shall be resolved pursuant to the dispute resolution provisions set forth in Clause 24 below.

8.4 If the objection is sustained and TELENOR has paid the disputed invoice, the amount of over payment shall be refunded promptly by WTL. If the objection is not sustained and TELENOR has not paid the disputed invoice or a portion thereof, TELENOR shall pay any such invoice promptly with any Late Payment charges as defined in Clause 7.3 above. Nothing in this Clause shall relieve TELENOR from paying in terms of and within the time stipulated in Clause 7.3, those parts of an invoice that are not in dispute.

8.5 TELENOR shall make all payments after deducting withholding taxes and other deductions required to be made by law, which shall be to the account of WTL.

9 CURRENCY OF PAYMENTS & TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS.

9.1 Payments due under this Agreement shall be made in Pakistan Rupees.

9.2 The price quoted is exclusive of federal Excise Duty, sales tax, VAT or other similar indirect taxes (if applicable), but inclusive of income tax and other taxes on the income of the WTL, including withholding tax. Telenor will deduct all applicable withholding taxes from payments made to WTL which shall be borne by the WTL.

10 **DELIVERY**

10.1 Subject to extension for delays described in clause 17 (FORCE MAJEURE), WTL shall use reasonable commercial efforts to complete all construction and testing obligations with respect to each ring whatever is applicable as per planned route by the applicable Scheduled Delivery Date submitted and approved by Telenor based on principle agreed in the Agreement. In the event WTL does not deliver a ring whatever is applicable as per planned route of the respective city by the respective Scheduled Delivery Date (including the extensions if any), during the first ten (10) days following such Scheduled Delivery Date, a designated senior representative with decision-making authority of each of WTL and TELENOR shall meet to discuss the status of construction, the reason(s) for the failure to meet the Scheduled Delivery Date, and possible mutual efforts that could be undertaken in order to complete the construction of the relevant ring in the most expeditious manner feasible under the circumstances.

10.2 If the Scheduled Delivery Date for any ring whatever is applicable as per planned route has been extended as the result of a Force Majeure delay described in clause 17 for a period of one (1) months (the "One-Month Force Majeure Period"), and at the end of such one-Month Force Majeure Period there is no reasonably apparent possibility of the cessation, termination or resolution of the event or occurrence causing such Force Majeure delay within fifteen (15) days after the end of the one-month Force Majeure Period, then each of WTL and TELENOR shall designate one or more senior representatives with decision-making authority who shall promptly within twenty (20) days of the end of the one-Month Force Majeure Period:

(i) meet to discuss the Force Majeure delay in good faith; and

(ii) Use their mutual best efforts to implement all possible and practical means by which such delay might be terminated, avoided or resolved, including, without limitation, possible modifications to the route or manner of construction of the affected ring(s).

10.3 Subject and without prejudice to Clause 11.1 and 11.2 WTL shall use all reasonable efforts to deliver the Optical Fiber and Extensions in accordance with the schedule as agreed in Introduction, Para 3 (v) of this agreement .
If WTL fails to deliver the Optical Fiber and Extensions within specified timeline (including the allowed extensions) and there in no Force Majeure as noted in clause 17, WTL shall be liable to pay charges as per Annex H.

10.4 In case of termination of the Agreement pursuant to Force Majeure, TELENOR shall not be obligated to make any payment for the period commencing from the Force Majeure Event impacting WTL's performance hereunder, and for the period after the effective date of termination, and all advance payment in respect of such period shall accordingly be refunded by WTL.

10.5 This agreement covers (initially) thirteen (13) cities, which are; Faisalabad, Sialkot, Gujranwala, Multan, Hyderabad, Peshawar, Lahore, Karachi, Sukkur, Quetta, Gujrat, Mardan & Islamabad/RawalPindi or any other city to be mutually agreed upon.

WTL's Initial & Co. Stamp: ____________________

TELENOR's Initial & Co. Stamp: ____________________

10.6 WTL shall ensure to provide interconnectivity with same terms and conditions for new TELENOR POI/POP/DTE or third party as required in future.

10.7 WTL will provide interconnectivity to TELENOR POI/POP/DTE or any third party in Metros where Fiber has already been laid by TELENOR.

11 TERMINATION

11.1 This Agreement may be terminated by either Party upon one or more of the following events;

11.2 If either party is in breach of any provision of this Agreement, which, if remediable, the breaching party fails to remedy such a breach within sixty (60) days after receipt of a written notice from the other Party requiring the breach to be remedied; or

11.3 Forthwith on written notice if the other Party is in material breach of any provision of this agreement which is not remediable;

11.4 Becomes insolvent or has a receiver, administrative receiver or administrator appointed over the whole or any part of its assets or goes into liquidation (whether compulsory or voluntary) otherwise than for the purposes of an amalgamation or reconstruction or makes any arrangements with its creditors or has any form of execution or distress levied upon its assets or ceases to carry on its business and such event has a bearing on the rights of the other party.

11.5 Termination shall be without prejudice to the accrued rights and liabilities of the Parties subsisting at the date of termination.

11.6 The provisions of Clauses 12, 14, 16 & 23 shall survive the termination of this Agreement.

11.7 Notwithstanding anything herein contained, TELENOR shall not be obligated to make any payments hereunder in respect of the period after the effective date of termination, and any advance payments made by TELENOR, whether with respect to the Lease or the Services, shall be refunded to TELENOR as per Annex H.

11.8 Except as provided in clause 11.3 above,

TELENOR has the right to terminate the CONTRACT at any given time without assigning any reason through written notice of ninety (90) days; in such an instance WTL shall refund to TELENOR, any and all unutilized advances made by TELENOR, within thirty (30) calendar days of the expiry of the notice period.

Where the agreement is terminated by Telenor within eight years of the commencement of the agreement, WTL shall have the right to claim 40% of the total amount of lease charges as liquidated damages. Where the advances paid to WTL is less than 40% of the lease charges, the remainder shall be paid by Telenor within 120 days of termination.

Where the termination is induced after the expiry of eight years or due to a breach by WTL notwithstanding the 8 year period then Telenor shall not be liable to any Liquidated damages. WTL shall refund any and all unutilized advances made by TELENOR within thirty (30) calendar days of the expiry of the notice period.

WTL's Initial & Co. Stamp: ____________________

TELENOR's Initial & Co. Stamp: ____________________

In an event where WTL decides to terminate this agreement, WTL shall refund any and all unutilized advances which have been made by TELENOR.

12 CONFIDENTIALITY

Confidential Information for the purposes of this Agreement is any information in any form about or concerning WTL or TELENOR and any of their contractors, sub-contractors, employees, servants or agents including, without limitation, their business products and methods of work ("Confidential Information"). It does not include any such information which is in the public domain. Both Parties agree to maintain the confidentiality of the Confidential Information of the other party.

13 PUBLICITY

Neither Party except as required by law and in accordance with the provisions in Clause 12 above, shall disclosed to any third party the existence of, or any of the terms or conditions of, this Agreement entered into pursuant hereto, without the prior written consent of the other Party. Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior, written approval of the other Party as to the content, form of distribution and timing of such publicity.

14 LIABILITY

14.1 Other than express obligations in this Agreement, neither Party has any obligation of any kind to the other Party beyond the duty to exercise reasonable skill and care.

14.2 Neither Party to this Agreement excludes or restricts its liability for death or personal injury resulting from its own negligence or willful misconduct or the negligence or willful misconduct of its employees or agents while acting in the course of their employment or agency nor in respect of its willful misconduct.

14.3 EXCEPT AS EXPRESSLY SET FORTH HEREIN (Annexure F and SLA must prevail) , WTL DISCLAIMS ANY AND ALL WARRANTIES, EXPRESSED OR IMPLIED WITH RESPECT TO THE CUSTOMER CAPACITY OF THE LEASE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABLITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.4 Notwithstanding anything herein contained WTL's entire liability in contract, tort (including negligence or breach of statutory duty) or otherwise arising out of or in connection with this Agreement (except in relation to death or personal injury) shall be limited to the charges paid by TELENOR under this Agreement.

14.5 Each provision of this Clause 14 is a separate limitation applying and surviving even if one or more such provisions is inapplicable or held unreasonable in any circumstances.

14.6 TELENOR agrees to indemnify and hold harmless WTL and its respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with any breach or violation by

TELENOR of applicable law or governmental regulation and any claims of whatever nature by third Parties with respect to the services provided by TELENOR.

14.7 Subject to Clauses 14.3 and 14.4 hereof, WTL agrees to indemnify and hold harmless TELENOR and its officers, directors, employees agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with any act, omission, breach or violation by WTL of the terms of this agreement, applicable law or governmental regulation, and any claims of whatever nature by third parties with respect to the services provided by WTL.

15 ASSIGNMENT

15.1 Neither Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Notwithstanding the above, either Party may assign without consent all of its rights and obligations under this Agreement to any affiliated company. For these purposes a company shall be "affiliated" to another company if it is the parent or subsidiary of that company or another subsidiary of the parent of that company. For these purposes a company shall be another company's subsidiary if its issued share capital is owned whether directly or indirectly as to 50% or more by that company. No such assignment shall relieve the assigning Party of its obligations hereunder.

15.2 The assigning Party must promptly give written notice to the other Party of any assignment permitted to be made without the other Party's consent. The assignee shall be bound by the obligations on the part of the assignor under this Agreement.

15.3 In the event that WTL merges with or transfers full or partial ownership to any other company then WTL shall ensure that its obligations and rights under this agreement are transferred accordingly so that the terms and conditions hereof remain unaffected and that this agreement remains in force.

16 WARRANTIES AND REPRESENTATIONS

16.1 The performance of this Agreement by the Parties is dependent upon Each Party obtaining and maintaining such approvals, consent, authorizations and licenses from such governmental, quasi governmental or other competent regulatory authorities as may be required or deemed necessary by the Parties. Each of the Parties undertakes to obtain and keep current all such consents.

16.2 Each Party warrants and represents that:

a) It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

b) It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

16.3 This Agreement constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, creditor's rights and general equitable principles.

17 FORCE MAJEURE

Neither Party will be liable for any breach of this Agreement due to any cause beyond that Party's reasonable control including, but not limited to an Act of God; insurrection or civil disorder; war or military operations; national or local emergency; act or commissions of Government, or other competent authority; industrial disputes (Whether or not involving the Parties or their employees); fire, earth quake, lightning, explosion, flood, subsidence, weather of exceptional severity as explained in definitions; meteors; the act or commission of any Party for whom the Party affected is not responsible (including other telecommunication service providers).

18 RELATIONSHIP BETWEEN PARTIES

Each Party is and will remain at all times an independent contractor fully responsible for its own acts or defaults (including those of its employee or agents). Neither Party nor its employees, agents or representatives may at any time act or attempt to act on behalf of the other Party to bind the other Party to any obligations. Neither Party nor its employees, agents or representatives may engage in any act, which may lead any person to believe that such Party is an employee, agent or-representative of the other Party. Nothing in this Agreement constitutes a partnership between the Parties.

19 NOTICES

19.1 A notification shall be duly received if:

a) Delivered personally, at the time of actual delivery;

b) Sent by facsimile, upon its receipt being confirmed in writing.

c) Sent by registered post to an address within the same country 7 days after the date of posting;

d) Sent by email with delivery confirmation.

e) Sent by registered post to an address not within the same country, 14 days after the time of posting

f) Sent by courier, on the second business day following the date of dispatch;

19.2 Except where otherwise specifically provided all notices and other communications relating to this Agreement shall be in writing and shall be delivered as follows:

If to WTL: ______________________

WorldCall Telecom Limited

____

____

copy to: Executive Director/Chief Operating Officer

____

____

If to TELENOR: __________________________

____

Telenor Pakistan (Private) Limited

____

____

copy to: __________________________

____

____

20 <u>WAIVER</u>

The waiver of any breach of any term or condition of this Agreement shall not be a waiver of any other breach of the same or any other term or condition of this Agreement. No waiver shall be valid unless it is in writing and signed on behalf of the Party making the waiver.

21 <u>MODIFICATIONS</u>

No modification or amendment of this Agreement shall be valid unless it is in writing and singed on behalf of the Parties.

22 <u>ENTIRE AGREEMENT</u>

This Agreement represents the entire understanding of and agreement between the Parties in relation to the matters dealt with in it. It supersedes all previous provisions undertakings and agreements whether oral or written relating to those matters.

23 <u>GOVERNING LAW</u>

This Agreement shall be subject to and construed in accordance with, the laws of the Islamic Republic of Pakistan and TELENOR and WTL hereby submit to the exclusive jurisdiction of the Islamic Republic of Pakistan.

24 <u>RULES OF CONSTRUCTION</u>

24.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content.

24.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

24.3 This Agreement has been fully negotiated between and jointly drafted by the Parties.

24.4 All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date/duration expressly specified herein. Except as specifically set forth herein, for the purpose of this Article, the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

25 EXECUTION AND MULTIPLE COPIES

This Agreement shall be executed in two (2) parts in English, and each will have effect as an Original.

26 ARBITRATION

26.1 Any and every dispute, difference or question which may at any time arise between the parties hereto or any person claiming under them, touching or arising out in respect of this agreement or this subject matter thereof including but not limited to its breach, termination or invalidity thereof, TELENOR and WTL shall use their best efforts to settle amicably any claim of controversy, disputes arising out of or in connection with this Agreement or its interpretation between the Parties or any breach thereof.

26.2 This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, Laws of Pakistan and the parties agree to submit to the non-exclusive jurisdiction of the courts in Pakistan.

WTL's Initial & Co. Stamp: ____________________

TELENOR's Initial & Co. Stamp: ____________________

For and on Behalf of
WorldCall Telecom Limited

Signature

Name: SALMAAN TASEER

Title: CEO

For and on Behalf of
Telenor Pakistan (Private) Limited

13/08/2007

Signature

Name: TORE JOHNSEN

Title: CEO

Witnesses:

1. ____________

Name: M. Naeem Sheikh

2. ____________ 13/8/07

Name: RIZWAN RAJA

WTL's Initial & Co. Stamp: ____________

TELENOR's Initial & Co. Stamp: ____________

ANNEX-A

WorldCall Telecom Limited

Fiber Optic Metro Network

Typical Format for City-wise Segment/Ring Description

Site-ID	City/Ring/Segment Name	Description
Section 1 Section 2 Section 3		

OFC Route/s of Different Metros

To be attached later on

Naun

ANNEX-B

Technical Specifications of Trenching, Laying, Concrete Structure & etc.

Civil Work, Trenching & Laying Duct Plant

Optical Fiber network, civil work has undertook all consideration which are vital for Fiber Optic duct installation, duct installation have been studied and used in Worldcall Outside Plant engineering, a dedicated staff and department has been appointed with ample amount of working experience in telecom OSP fields.

Trench Specification and Fiber Optic Duct Installation are as follows:

Typical Cross-Section of Trench & PE Duct



Natural Soil Level (NSL)
Warning Tape
40 cm
40 cm
140 cm (apprx)
Protection Brick
30 cm
Soft Soil
10 cm
PE Pipe, size 57/63 mm
Soft Soil
10 cm
45 – 60 cm

Figure 1

1. TECHNICAL SPECIFICATION
   1.1 The WTL shall perform the Works in accordance with the Technical Specifications, Drawings and Technical Reference Data incorporated in the standard trenching & duct laying procedure including the new, additional and/or revised ones which will subsequently be furnished by WTL.

Any change in specifications which affects the Cables System performance & quality will be considered and mutually agreed.

1.2 In normal/mixed/sandy/water logged soil in city areas, the Optical Fibre Duct shall be laid, after digging 1.4 m deep trench on a sand bed of 15 cm. It should be covered up to I5 cm with sand, and single layer of bricks as per Figure: 1.

1.3 Optical fiber Duct will be protected with the help of single layer of bricks as per trench cross-section mentioned above. The bricks of required specifications will be placed across the cable so that the Duct is safe from any probable damage by other digging parties/agencies. See Figure: 01

1.4 (i) In rocky areas, max. depth of trench will be 01 m without changing other specifications of normal laying.

(ii) If rocky area is found under normal soil the Cable will be laid at

Depth of 1.2 m from the start of rocky soil subject to Maximum trench Depth of 1.65m

(iii) In rocky area stone free soil for back filling is to be used.

1.5 For any type of Soil. Width of the trench at the bottom will be at least 40 cm so as to ensure that the sand beds below and above the cable are 40 cm

1.6 In case if excavation of rock is encountered below ground during cable laying operations the digging by the use of mechanical excavator but this situation must in writing be reported to all under-ground agencies to ward-off any incident.

1.7 In sandy areas, the heap of sand irrespective of the span/height of heap of sand, along the proposed cable route will be removed bringing the ground level equal to that of road and then the cable will be laid as per the specifications for sandy areas. In sandy areas, the natural surface level will be taken as the level of road.

1.8 Large/Small canals, Nullahs, etc., along the route will be crossed as with Bridge attachment or thrust bore.

1.9 While crossing bridges, Duct will be placed in appropriate size GI pipe is to be placed in the channel under foot-path.

1.10 In Bridge Attachment, the cable will be hauled, through PE Duct inserted in GI Pipe.

1.11 In city areas, at road crossings and other points mentioned in the drawing. Fixing of GI pipe will be the Contractor's responsibility. Sand bed & Sand cover will not he required at these locations. Road crossing will be carried out by thrust boring method by the Contractor for which no extra payment will be made. PE/GI pipe of 2" dia. and allied accessories will be provided by WTL.

1.12 The WTL will ensure that all construction activities shall be in accordance with the specifications and where ever deviations are unavoidable, written consent shall be forwarded to Telenor on any deviation.

Any other information (Technical Specification) so requested by TELENOR will be provided by WTL in due course of time, such information shall be treated as confidential by TELENOR.

Concrete Structure (Man Hole & Hand Hole)

The standard Concrete Man-hole and Hand-holes structure will be constructed/provided (cast-on-site or Pre-cast) on Fiber Optic Routes to access Fiber Optic Ducts for on specific strictly quality checked by QoS department and following design are dominantly used in HFC network.

	STANDARD TYPES OF MANHOLES & HANDHOLES						
NUMBER OF DUCT HOLE ENTERIES (57/63 mm)	**Man-Hole**	**HAND HOLE TYPE**	**MEASUREMENT INSIDE (cm)**			**CONCRETE STRENGTH (PSI)**	
			LENGTH	**WIDTH**	**HEIGHT**	**FROM**	**TO**
2-8	**A**	-	**96**	**108**	**96**	**3,000**	**3,200**
2 – 4		1	75	75	90	2,400	2,800
2 – 4		**2**	**130**	**90**	**100**	**2,600**	**3,000**

Note: Hand hole size & placement on ground are subject to space availability & fiber slack cable storage requirement, generally, Hand Hole Type: 01, shall be used in different metros except Islamabad/RawalPindi, where Type No: 02 will be deployed at Islamabad/RawalPindi, the design specification are subject to the site requirement & availability of under-ground space and it varies dimension time to time. Different agencies development work would not greatly harm to concrete structures.

Planning guidelines are explicitly required here mentioning where do we need to get the PE duct with different dimensions in different route conditions, GI pipe with different dimensions in different route conditions, HH distance, MH hole distance. The same guidelines will be referred for all the detailed future network plans and ATP etc.

Annex BB

General Aspect of Fiber Infrastructure

Fiber Optic Domain

1. **Cable Installation Procedure**
   (See Annex-B for duct & cable installation procedure)

Poly Ethylene (57/63-mm Outer Diameter) Duct Installation
Fiber Optic cable shall be pulled manually and installed inside the one of marked duct, select appropriate location for cable drum storage, manage all manual and mechanical means before lifting the drum from ware house, prepare all respective hand hole entries and get rope clearance each of hand hole passing through the fiber, after successful installation immediately seal all pock out of duct and store slack inside the hand hole, after completion sand filling shall safe all your effort, inspection and visit frequency 100 %, prepare record and report of duct and cable findings.

Cable Bend Radius
Inspect Cable Bend Radius to ensure that manufacturer's minimum **(20 times of fiber cable diameter)** cable bend radius is not violated at points where the cable turns (manholes, hand holes, pull points, duct route, closure entries, Transitions to aerial). Inspection Frequency: 10% of manholes, hand holes, pull points, pedestals, and storage locations for proper bend radius.
See **Annex-F** for cable specification.

Straight Coupler or Butt Fusion (Joint)
Poly Ethylene (PE) duct has straight coupling mechanism in which 57/63 mm (Outer diameter) joint will be used to adjoin two ducts segments or intermittent length of routes, this flexible joint system can let us easy approach to access the under-ground deployed PE Ducts, each jointing point will be documented & recorded in Acceptance Testing procedure & Route Maps for future response.
Any PE duct segment/s could be hot-diffused with Butt Fusion Machine (Vendor's facilitated services) which could be serve same purpose of jointing two (02) separate & discontinues pipe length.
See **Annex-F** (a), (WTL Deliverable Specifications)

Splice Closures and Slack Storage (see Annex-F)
Inspect splice point slack to ensure enough slack remains to bring the closure out of the manhole, hand hole, or pedestal and into a convenient work area, such as a tent or splice vehicle. Inspect slack loops to ensure the cables do not exceed the recommended minimum bend radii. Inspection Frequency: 100% of splice locations and 10% of slack storage locations shall be inspected for slack storage techniques. Record/Report findings of compliance.

Documentation
Check installer's documentation to ensure it annotates the exact location of all splice points. Check installer's documentation to ensure it annotates the sheath mark at manholes, hand holes, pull points, and pedestals and at every splice location.

Check installer's documentation to ensure it annotates the amount of slack stored in slack loops. Inspection Frequency: 100% of splice locations shall be inspected for location and sheath marks. Spot check sheath mark and slack storage documentation for 10% of manholes, hand holes, pull points, and pedestals.

Record/Report findings of compliance.

- GPS coordinates of all the joints should be provided.
- Detailed Survey Reports.
- As built diagrams.
- Weekly progress reports.

Above docs (hard + Soft copy) should also be the part of documentation

Cable Exposure

Inspect that no fiber cable is exposed along route & along riser attachment.

Inspect that no cable is exposed at transition points, such as approaches to hand holes, manholes, and poles.

Cable Routing & Fire Safety

Inspect Cable Bend Radius to ensure that manufacturer's minimum cable bend radius is not violated at points where the cable turns (fiber entrance cabinets, duct entrances, hardware entrances, ladder racks, etc.).

Inspect cable routing to ensure the cable is not deformed, pinched, or otherwise compressed by other cables, securing straps, or sharp edges.

Inspect cable entrance to ensure that no more than 50 feet of non-fire rated outside plant cable is routed within a building unless enclosed within a rigid metal conduit or EMT. Otherwise, the OSP cable must be transitioned to a flame-rated cable within 50 feet of its entrance to the building. Inspect all indoor cable to ensure that flame-rated cable is used solely within the confines of its rated application or a less restrictive application (for instance riser rated cable used in riser or general application only – not in a plenum environment). Inspect the deployment of cables to ensure that they comply with all local codes and standards. Inspection Frequency: 100% of inside plant cabling shall be inspected for compliance with fire & safety codes. Record/Report findings of compliance.

Hardware Installation

Inspect that all hardware is properly mounted into frames per manufacturer's recommendations. Inspect each cable end to ensure the cable is properly strain-relieved to minimize risk to the fibers from accidental pulling on the cable or natural expansion/contraction effects.

Inspect each cable with rigid components (central members, rods, armor, etc.) to ensure the rigid components cannot damage the fibers in case of mechanical agitation or expansion/contraction effects.

Inspect each cable end to ensure it properly terminated per manufacturer's recommended procedures for both the cable and the hardware to which it is attached. Inspection Frequency: 100% of cable ends shall be inspected for compliance. Record/Report findings of compliance.

Rack Grounding, (if Required)

Inspect that all fiber-related racks are properly grounded to the building ground.

Inspect that all hardware to which cable containing metallic components is mounted is properly grounded to the rack.

Inspection Frequency: 100% of cable ends shall be inspected for compliance.
Record/Report findings of compliance.

Fusion Splicing and Mechanical Connectorization:
Spot check fiber splice trays to ensure that manufacturer's recommended procedures have been followed (securing of splices, splice protection, routing of fibers, securing of tubes, etc.) Spot check optical connectors to ensure that connectors have been installed per manufacturer's recommended procedures, checking for proper assembly, excess epoxy, security of boot, attachment to aramid yarns (if applicable), etc.
Inspect each connector installed into an adapter to ensure the connector is properly seated and that the fiber is not under tension or in violation of bend radius limitations. Inspection Frequency: 10% of splice trays and connectors shall be inspected for compliance with manufacturer's installation guidance. 100% of connectors shall be checked for fiber tension. Record/Report findings of compliance.

Documentation
Inspect hardware labels to ensure they have been marked with the proper usage labeling. Spot check to determine accuracy of labels.
Inspection Frequency: 10% of labels shall be spot checked for accuracy.

Optical Distribution Frame (ODF)
The optical Distribution Frame is a set of modular interface products used for termination of optical cables and connecting optical circuits. The modular approach shall allow installation of the fiber distribution frame in increments to match the growth needs for fiber installation. It shall consist of:

- ODF wall mountable. Frame
- Splicing shelf
- Patching shelf
- Patch Cable Guide
- Splice Organizer
- LC or SC Adaptors Panel with 6 & 12 configuration.
- LC or SC Connector Panel with 6 & 12 configuration.
- Cable Clamps etc.

a) Each ODF frame where necessitated shall support at least 6 or 12-fibre per cassette x 12 cassette per sub-rack ports and the frame shall preferably fit with a lockable door (optional) to protect the terminations.

b) The terminations in ODF shall be fitted with labels to identify the fibers.

c) It shall have sufficient provision for managing the storage of optical fiber cables, optical fibers, patch cords and pigtails with continuous control of the bend radius. The concept of single circuit management (2 fibers per fiber organizer) shall be provided. Splicing, patch cords and mixing shelves shall be provided for splicing, patching and mixing of optical fiber.

d) The Fiber organizer shall be non-metallic and conform to the following requirements:
    - It shall allow for coiling of primary, secondary coated and ribbon fibers.
    - It shall allow the fixing of the splicing protection sleeves so that they will not shift or move inside the organizer or create optical losses.

- It shall be able to hold heat shrinkable splice connectors as well as other splice protection system.
- It shall be possible to take any individual fiber out of the organizer for re-splicing during normal operation without interfering with remaining fibers.
- It shall allow easy identification and access to all fibers.
- It shall not cause any optical losses during handling.
- Looped (uncut) fibers should be able to be stored in the fiber organizer.

f) The patch panel shall provide the patching of pigtail patch cord. Patch cord panel trays shall be used to store connectorized pigtails and patch cords connected to adapters pre-mounted on the trays. The shelf and its components shall withstand storage temperature of -30°C to 60°C. All types of connector adapters shall be mountable on the trays. The adapter should be positioned in such a way that risk of exposure to laser light to the installer is minimized. Side patching in the trays shall be preferred. The adapters shall allow easy access to connectors on both sides.

Optical Connectors

a) All the offered optical connectors to Telenor POP/POI shall be LC or SC. From reputed vendors & manufacturers.

b) The measurement method for the loss per connection shall be explained less than 0.3 dB.

c) The connector shall have a reasonably good ability to withstand tension.

d) The optical pig tails shall be protected by a cover against mechanical damage.

e) The LC & SC connectors shall have the following requirements:

Connect Loss	: < 0.3 dB
Reflection Coefficient	:< - 40 dB
Lifetime	:> 1,000 insertions & removals.

Patch Cables

a) Patch cables are flexible single mode optical fiber cables, which shall comply with the latest ITU-T Rec. G.652 (all).

b) Patch Cables shall have LC or SC connectors.

c) All optical patch cords as required shall be supplied by the bidder as installation material.

O/F CABLE UNIVERSAL JOINT ENCLOSURE

i) **General**

a) Following two types of enclosure would be required:

- Type A – Universal Joint Enclosure (In-Line) /Branch intended for upto three (03) cables and a total of upto Twelve or Twenty Four (12 - 24) spliced joints capacity.
- Type B – Universal Joint Enclosure (In-Line) /Branch intended for upto four (04) cables and a total of upto Thirty Six or Forty Eight (36 - 48) spliced joints capacity.

b) Universal joint enclosures shall be installed either in Man Holes or Hand Holes, Aerial & Direct buried. The universal joint enclosure may be exposed to severe environmental conditions such as high temperatures and corrosive ground water.

c) The optical universal joint enclosure shall:
   - Completely restore the sheath integrity of the cables.
   - Provide a hermetically sealed interior environment.
   - Provide secure storage for the fiber splices.
   - Be re-enterable several times and replaceable without interrupting service and by the use of standard jointer tools.
   - Provide for the segregation of system hierarchies.

d) The enclosure system shall include all necessary parts to complete the joint. This will comprise all components to protect and store the spliced fiber, store excess fibers, provide sheath continuity, anchor the strength member(s) and secure the cable sheath. If support is required to install the enclosure on manhole cable bearers this shall also be included in the kit.

e) The design of the universal joint enclosure shall be such that one skilled technician can safely manage its installation.

f) The enclosure shall be sufficiently sturdy to withstand typical installation and operation and handling without damage.

g) The universal joint enclosure system shall be designed, manufactured and packaged so that exposure to the environmental conditions of Pakistan during storage, transport, installation and the environmental conditions to be expected during the transition period outside Pakistan. It shall not degrade the characteristics of the universal joint enclosure. The environmental conditions may include ambient air temperature variations from -10°C to +55°C. In addition direct solar radiation is known to increase the temperature of metallic outside plant to +70°C.

h) The enclosure shall be designed and constructed for am minimum life expectancy of over 20 year under these environmental conditions.

Enclosure

a) The universal joint enclosure may be of one of the following designs:
   - Two clamping shell halves, separating along the entry line of cables.
   - A one- or two-piece shell, clamping around circular end plates. The end plates shall separate along the cable entry line. The end plates may have predrilled holes or be drilled during installation. The cable entries and the shell shall be sealed with heat shrink sleeves or a gasket material. The shell and its end plates shall be made of non-metallic material.
   - A In-Line Splicing Enclosure of base type. The enclosure shall be sealed by use of heat shrink sleeve or a clamp device with a rubber gasket. The cable entries shall be sealed with heat shrink sleeves. The enclosure shall be made of non-metallic material.

b) It shall be possible to match the size of the cable entries of the enclosures to the outer diameter of the cables. A hermetic seal shall be formed when installed according to the manufacturer's instructions.

c) The shell shall contain a mechanism to securely hold the fiber organizer cassettes.

Fiber Organizer Cassettes

a) Each identical cassette shall have the capacity to secure equal number of fiber splices. Fibers shall be completely retained within the cassette, with no possibility of trapping, pinching or other damage to the fibers during assembling.

b) The cassettes shall accommodate at least 1.5 m of spare fiber on either side of the splice. The design of the cassette shall ensure that the fiber shall not be bent to a radius of less than 30 mm.

c) The cassette shall include a mechanism to secure the loose tubes. The connection shall ensure that no movement or strain is induced in the fibers when the cassette is handled.

d) The cassettes shall allow for the connection of fibers between the cassettes.

e) A retaining mechanism shall be provided to secure the splice protection e.g. heat shrinkable and folding type protectors without movement within the confines of the cassette. The retaining mechanism shall be resistant to vibration.

f) It shall be possible to remove splices from the cassette without affecting the remaining splices or fibers.

g) The cassette shall also allow containing and securing mechanical splices used for fiber connection.

Fiber Splice protectors
Fiber splice protectors size (40- 60 mm) shall restore the mechanical integrity of the fiber and shall not create any residual forces in the fibers. The protectors may be either a suitable plastic or metal.

Tightness Check Facility
The joint enclosure shall be provided with dry air or nitrogen gas injection facility to check the tightness of joint enclosure at a pressure of 400 gram/cm^2 after installation at site.

Quality & Workmanship
a) All components of the enclosure shall be of high quality design, workmanship and finish.

b) All components shall be free of pinholes, cracks, sharp edges or other defects which may detract from the service requirements of the enclosure.

c) Manufacturers of the universal joint enclosure kit are required to show evidence that the product has been manufactured according to quality system conforming to ISO 9002.

Commissioning & Testing
Perform spot checks to verify installer's system testing, including OTDR tests and End to End Attenuation testing.

Perform OTDR Tests on 100 % fibers offered to TELENOR to compare to installer's test results.

Perform OTDR tests on all un-terminated fibers, if the installer did not record OTDR traces on these fibers after installation.

Perform End-to-End Attenuation testing on 100 % fibers offered to TELENOR terminated and un-terminated fibers, to compare to installer's test results and ensure system operability.
Report all findings outlining contractor test results and verification results. Highlight non-compliant test results.

Post Inspection Report
Provide a detailed report to the customer on the findings of the inspection. The report shall consist of a listing of all sections chosen for inspection and any discrepancies or concerns noted at that location.

Discrepancies will carry a notation as to the severity of the issue and whether it requires any corrective action.

Additionally, recommend a corrective action to remedy any discrepancies that require action for system performance or long-term reliability.
This report shall be provided to the customer within 5 business days following completion of the inspection.

Any discrepancies which constitute safety violations or pose an immediate threat to the operational system shall be identified to the customer as soon as possible after they are discovered, without waiting for the formal report to be issued.
Corrected deficiencies should be re-inspected and a final inspection report issues after all discrepancies have been corrected and re-inspected.

ANNEX C

Approvals obtained by WTL in respect of Cable System

All the right of way approvals are the sole responsibility of Worldcall Telecom Limited; these approvals will be furnished to TELENOR on written request to WTL, which shall not be unreasonably withheld.

All permissions/NOCs required for Pakistan Telecommunication Corporation Limited (PTCL), collocation/exchanges or any other premises comes under PTCL jurisdiction & application may be prepare, submit & Permission from the competent authority by WTL for & on behalf of Telenor Pakistan, WTL's efforts shall be fully supported by Telenor for acquisition of ROW/Permission from PTCL.

ANNEX D

Scheduled Delivery Date

IMPLEMENTATION SCHEDULE

The average rate of progress would be 300 meters per day/city or as per agreed terms for project deliverance; This progress will cover the following activities:

- Acquisition of ROW/Permission for Outside Plant/Duct.
- Trenching & back filling.
- Provision & laying PE pipe (57 / 63 mm) Duct
- Duct & Cable laying including sand bed, bricks protection.
- Installation of warning tape.
- Backfilling with excavated material.

A tentative Schedule for execution and completion of whole work under this contract would be attached after mutual consent.

Note: Arranging/Acquisition of R.O.W/Permission is the responsibility of WTL, if due to one or the other reason some delay occurs on account of R.O.W, the WTL will communicate same to Telenor with extended time frame.

WTL shall start and complete the Delivery, Installation, Testing and Commissioning for the offered service without any discrepancy by ________________. Therefore, the scheduled delivery dates shall be as follows:

Provisional Acceptance Certificate (PAC), ______________________ (after fulfilling Acceptance Testing criteria of the agreed scope).

Final Acceptance Certificate (FAC), 180 days (6-months) after the date of issuance of PAC for agreed routes/rings, and removal of all minor discrepancies of the scope.

ANNEX-E

SERVICE LEVEL AGREEMENT (SLA)

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the main body of the Agreement.

B. WTL and TELENOR have agreed in the Agreement to enter into this Service Level Agreement (SLA) to provide for the maintenance of Segments of the Optic Fiber Ring as detailed in Annex A-1 here

This SLA shall come into effect on the Effective Date and shall continue and remain in effect for the term of the Agreement or as otherwise agreed between the Parties in writing.

Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(1) WTL shall provide Scheduled and Unscheduled Maintenance, as defined in Section i) hereinafter, on all the Segments of the Optic Fiber Ring and/or Extensions that TELENOR has taken on Lease under the Agreement on the terms and conditions set forth herein.

i) Routine maintenance and repair of the Optic Fiber Ring and/or Extensions shall be performed by or under the direction of WTL to the satisfaction of WTL ("Scheduled Maintenance"), at WTL's reasonable discretion. Scheduled Maintenance shall include the following activities:

a) Patrol of Segments of Optic Fiber Ring and/or Extensions route as detailed in Annex A-1 hereto on a regularly scheduled basis as WTL may think fit in its sole discretion;

b) Maintenance of a "Call-Before-You-Dig" program and all required and related cable locates;

- Assignment of fiber maintenance technicians to locations along the route of the Optic Fiber Cable and/or Extensions.

ii) Maintenance and repair of the Optic Fiber Cable and/or Extensions, which is not Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed by or under the direction of WTL as WTL may think fit in its sole discretion. Unscheduled Maintenance shall consist of:

a) "Emergency Unscheduled Maintenance" in response to an alarm identification by WTL's NCC (as defined in Section (3) below) or notification by TELENOR Network Operation Center (NOC) of any failure, interruption or impairment in the operation of the Optic Fiber Ring and/or Extensions,, as the case may be, or any event imminently likely to cause the failure, interruption or impairment in the operation of the Optic Fiber Ring and/or Extensions as the case may be.

b) "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the Optic Fiber Ring and/or Extensions.

TELENOR shall immediately report the need for Unscheduled Maintenance to WTL in accordance

with clause 4 Table 2. WTL will log the time of TELENOR's report, verify the problem and will dispatch personnel as early as possible to take corrective action.

(2) It is understood that WTL's maintenance and repair duties under this SLA shall not include maintenance of TELENOR's electronics; neither shall maintenance and repair duties include replacement of equipment, materials or facilities. The maintenance of electronics and the cost of replacement of equipment, materials and facilities shall be borne by TELENOR. WTL shall only be liable for the maintenance of Optic Fiber Ring and/or Extensions.

(3) WTL shall operate and maintain a Network Control Center ("NCC") staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel. WTL's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. WTL will use reasonable efforts to have its first maintenance employee at the site requiring Emergency Unscheduled Maintenance activity within 1 (one) hour after the time WTL becomes aware of an event requiring Emergency Unscheduled Maintenance. WTL shall maintain a telephone number to contact personnel at the NCC. WTL's NCC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the Optical Fiber Ring and/or Extensions, (i) through the NCC's remote surveillance equipment or through TELENOR's remote surveillance equipment and upon notification by TELENOR to WTL.

TELENOR shall utilize an operation escalation list (the Operations Escalation List), as updated from time to time with the mutual written consent of the Parties to report and seek immediate initial redress of exceptions noted in the performance of WTL in meeting maintenance service objectives. Following is the current Operations Escalation List

Escalation within WorldCALL Telecom Ltd. (WTL)
Table 1

Reporting Level	Reporting Lines	Timeline
Level 1	NMS Help Desk	Immediate
Level 2	Sr. Manager OFC Network	After 30 Minutes
Level 3	DGM/GM Network Ops.	After 1 hour
Level 4	CTO/Director Network Ops.	After 2 hours

Detail information of Reporting Personnel of WTL
Escalation within WTL

Table 2

Name	Reporting Level	Cell No.	Function.	Address	Fax No.
	Level 1				
	Level 2				
	Level 3				
	Level 4				

Escalation within TELENOR
Table 3

Reporting Level	Reporting Lines	Timeline
Level 1	NMS Centre/Help Desk	Immediate

Level 2	Transmission O&M engineer	After 30 Minutes
Level 3	Assistant Manager Transmission O&M	After 1 hour
Level 4	Manager Transmission O&M	After 2 hours

Detail information of Reporting Personnel of TELENOR
Table 4

Name	Reporting Level	Cell No.	Function	Email Address	Fax No.
NOC	Level 1		First Level Maintenance		
	Level 2				
	Level 3				
	Level 4				

(4) In performing its services hereunder, WTL shall take workmanlike care to prevent impairment to the signal continuity and performance of the Optical Fiber Ring and/or Extensions. The precautions to be taken by WTL shall include notification to TELENOR where possible. TELENOR recognizes that it may be necessary, in unusual or abnormal technical situations or other unforeseen conditions, for WTL to deliberately preempt or interrupt the use of the Optic Fiber Ring. Such decisions shall be made by WTL in consultation with TELENOR to the extent possible. WTL shall where possible give TELENOR notice of such preemption or interruption and will use all reasonable efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption. In addition, WTL shall reasonably cooperate with TELENOR in sharing information and analyzing the disturbances regarding the Optic Fiber Ring and/or Extensions. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of the TELENOR, then TELENOR shall, at WTL's reasonable request, make such personnel of TELENOR available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with WTL in performing such maintenance as required of WTL hereunder.

(5) WTL shall notify TELENOR 72 hours prior to the date of any Scheduled Maintenance. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, WTL shall notify TELENOR at WTL's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

(6) WTL shall maintain Segment(s) in a manner which will permit normal operation of the equipment associated with each Segment.

(7) WTL shall perform appropriate Scheduled Maintenance on the Optic Fiber Ring and/or Extensions in accordance with WTL's then current preventative maintenance procedures, which shall not substantially deviate from industry practice. The schedule and results of such preventive maintenance procedures shall be shared with TELENOR.

(8) TELENOR will perform all maintenance on TELENOR equipment, appliances, materials and systems of any and all type belonging to TELENOR and/or its associates and/or its affiliates and/or its third parties.

(9) In no event shall TELENOR attempt to open the Duct/pipe or other Under-ground/Aerial facility belonging to WTL and/or in which Optic Fiber Cable including any Dark Optical Fiber belonging to WTL is encased.

(10) Subject to the provisions of thereof, WTL shall maintain the Optical Fiber Cable and the Extensions, as the case may be, in good and operable condition and shall repair the Optical Fiber Cable and the Extensions, as the case may be, in a workmanlike manner pursuant to Section (13) hereof.

(11) WTL maintenance employees shall be responsible for correcting or repairing cable discontinuity or damage, including but not limited to, Emergency Unscheduled Maintenance of the Optical Fiber Cable and/or the Extensions, as the case may be. WTL shall use reasonable efforts to repair cable traffic-affecting discontinuity (complete loss of service) within four (4) hours after the WTL maintenance employee's arrival at the problem site. In case of cut which causes loss of redundancy, the WTL shall repair the cable traffic-affecting discontinuity within six (6) hours after the SERVICE PROVIDE maintenance employee's arrival at the problem site. The maximum allowable travel time inside the cities is one (1) hour for fifty (50) km. The WTL shall maintain a properly equipped repair team in each city where they are required to provide the services. WTL shall maintain sufficient capability to teleconference with TELENOR during an Emergency Unscheduled Maintenance in order to provide continuous communication. Within twenty-four (24) hours after completion of an Emergency Unscheduled Maintenance, WTL shall commence its planning for permanent repair, shall notify TELENOR of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually-agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Planned Service Work Period (PSWP) weekend.

(12) WTL shall comply with the splicing Specifications as provided in Annex B to the Agreement. WTL shall provide to TELENOR any modifications to these Specifications for TELENOR's approval, which shall not be unreasonably withheld.

(13) WTL's representatives responsible for initial restoration of a cut cable shall carry on their vehicles the appropriate equipment to be able to quickly put the cut cable back together using a temporary splice. The objective is to get the cut cable back in an operating condition in as little time as possible. WTL shall also maintain an inventory of spare cable in storage facilities supplied and maintained by WTL at strategic locations to facilitate timely restoration.

(14) Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the Parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work such as fiber rolls and hot cuts will be scheduled for PSWP weekends. A calendar showing approved PSWP weekends will be agreed upon in the last week of every quarter for the quarter to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high traffic holidays.

(15) WTL shall use its best efforts to respond to any interruption of service or a failure of the fibers to perform in accordance with the specifications in Annex B (in any event, an "Outage") as quickly as possible in accordance with the procedures set forth herein. In the event the Outage (complete loss of service) is not cured within twelve (12) hours, Emergency Unscheduled Maintenance may be performed by TELENOR ("TELENOR Emergency Unscheduled Maintenance"), provided that the Parties have agreed in writing prior to such Outage as to the emergency operational procedures, notifications and other limitations applicable to such TELENOR Emergency Unscheduled Maintenance. The written agreement regarding TELENOR Unscheduled Emergency Maintenance shall provide, among other such terms as the Parties may agree upon, that (i) TELENOR may access any part of the Optical Fiber Ring and/or the Extensions, as the case may be, to perform such service subject to underlying real property or other contractual rights applicable to any such location; (ii) in the event TELENOR requires WTL personnel to unlock any facility, WTL shall reasonably cooperate fully with TELENOR to allow TELENOR access; and (iii) in those parts of the Optical Fiber Cable and/or the Extensions, as

the case may be, that WTL does not require TELENOR personnel to enter WTL facilities, TELENOR shall provide WTL with oral notification of those parts of the Optical Fiber Cable and/or the Extensions, as the case may be, that were entered as soon as possible. TELENOR shall only use the preceding rights to enter the Optical Fiber Cable and/or the Extensions, as the case may be, to the extent necessary for the emergency situation and in a manner consistent with the written agreement of the parties pertaining thereto. WTL shall reimburse TELENOR the costs of providing such TELENOR Emergency Unscheduled Maintenance as agreed between the Parties in writing. TELENOR shall provide supporting documentation for such costs.

(16) When restoring a cut Cable in the Cable System, WTL shall restore all traffic as quickly as possible. WTL, immediately upon arriving on the site of the cut, shall determine the course of action to be taken to restore the Cable and shall begin restoration efforts.

(17) Emergency restoration splicing has as its goal to get service up as quickly as possible. This requires the use of some type of MECHANICAL SPLICER, such as the **"3M Fiber Lok/Fiber cam"** to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

(18) If at any time it becomes apparent that an Outage (complete loss of service) is going to extend beyond five (5) hours, WTL will determine a plan to restore the Optical Fiber Cable and/or the Extensions, as the case may be.

(19) In the event all or any part of the Optical Fiber Cable and/or the Extensions, as the case may be, shall require replacement as a result of the negligent acts or omissions of WTL or intentional misconduct of WTL, its agents or subcontractors, such replacement shall be made by WTL at the earliest possible time, at the sole cost of the Party hereto which is responsible, directly or by delegation, for such negligence or intentional misconduct. In the event all or any part of the Optical Fiber Cable and/or the Extensions, as the case may be, shall at any time during the term of the Agreement be found to have not been designed, built, installed or constructed in material accordance with the Specification contained in Annex B and TELENOR demonstrates that such noncompliance materially and adversely affects the expected economic life of or operating specifications of the fibers, then WTL shall within ninety (90) days after such discovery, at its sole cost and expense, correct such defect.

(20) WTL may, subject to TELENOR's prior written consent, which consent shall not be unreasonably withheld, subcontract for maintenance and restoration Services hereunder. Notwithstanding any other provisions of this SLA, WTL shall require the subcontractor(s) to meet maintenance and repair standards for the Optical Fiber Cable and/or the Extensions, as the case may be, which shall be at least as high as those standards mentioned herein for WTL to perform the Services. The use of any such subcontractor shall not relieve WTL of any of its obligations hereunder. In the event WTL determines to subcontract for a period exceeding sixty (60) days any substantial portion of its maintenance or restoration work on the Optical Fiber Cable and/or the Extensions, as the case may be, it shall give TELENOR the opportunity to perform such work if TELENOR agrees to match the rates offered for such work by the subcontractor that WTL intends to hire.

(21) Except as provided in the Operations Escalation List, all notices and communications concerning this SLA shall be addressed to the other party as follows:

If to WTL: WTL

with a copy to: WTL

If to TELENOR: TELENOR,

With a copy to: TELENOR and, if claiming

an event of default,
with a copy to:

or at such other address as may be designated in writing by one Party to the other Party.

Unless otherwise provided herein, notices shall be hand delivered, sent by registered or certified Pakistan Postal Mail/Urgent Mail WTL (TCS/ Speedex/ OCS), postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office as according to the main body of the Agreement.

(22) If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this SLA, the remainder of this SLA shall not be affected thereby and each term, covenant or condition of this SLA shall be valid and enforceable to the fullest extent permitted by law.

(23) All other terms and conditions as defined in the Agreement including Confidentiality, Assignment and Dark Fiber transfers, Fees and costs, Limitation of Liability, Force Majeure, Default, Arbitration, Waiver, Transfer of the contract, Governing Law, Rules of Construction, entire agreement; amendment, no personal liability, conflicts of interest, relationship of the parties, late payments, and third party warranties, is applicable to this SLA as well.

(24) Penalties/liquidated damages on Delay - Fault Rectification

Once the service is affected and reported to WTL, the restoration must be made in the agreed time schedule to avoid penalties/liquidated damages as defined below for Section Break down & No Service between two Nodes respectively.

i) **One Directional Section Break Down:**

Section break down means w route is affected but still the service is not affected due to ring topology.
X: Service dow ctional) problem.



SITE A
X
SITE D
SITE B
SITE C

Penalties/liquidated damages on Delay Fault Rectification for section Break down

Since there will be no service loss due to single fiber cut, therefore no penalties/liquidated damages will apply. However, the fault rectification time, as mentioned in clause 12 above, shall be applicable.

i) Bi-Directional Section Downtime or (No Service/Link availability at any Network Element (NE) in the Fiber Optic Ring):

No service between two node means when both side routes of the ring are affected and no service/link is available between two nodes. See the below diagram

X: Service down due to optical fiber breakage.


SITE A
SITE D
SITE B
SITE C

For reasons directly and solely attributable to WTL following Penalties/liquidated damages on Delay Fault Rectification for No Optical Link/Service at site/ADM shall be charged;

No service at any TELENOR's site (Critical)		
Restoration time exceeding to following mins.	**Compensation as % of (10% of Total annual O & M cost of the ring suffering no optical link/service) per event**	**Example**
240 minutes to 300 minutes*	15% of above calculated amount	15%* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
300 minutes to 6 Hours	22.5% of above calculated amount	22.5%* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
6 Hours to 7 Hours	29 % of above calculated amount	29 %* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
7 Hours to 10 Hours	40 % of above calculated amount	40 %* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
Above 10 Hours	Increment of 5 % on each hour of 40% after 10 hours of above calculated amount	40%+ 5% of 40%*(10% of Total annual O & M cost of the ring suffering no optical link /service) per event
Note: "No service" mean when no physical media connectivity (Fiber cable) available on both routes in ring for existing sites		

Cumulative Service breakdown Hrs/Qtr (less than 240 min of SLA)/ ring	**% percent Compensation against No Service availability or Link Breakdown per hour/Ring/City Beyond (240 min) of SLA agreed grace time**	**Remarks**
Service Availability Formula = <u>Total min per Qtr – total outage time (minutes)/Qtr</u> x 100 Total minute per quarter (**129,600**)		
11 hours*	5 % x (10% of Total O & M per Annum)/hour	
13 hour – 18 hour	10 % x (10 % of Total O & M per Annum) per hour	
19 hour – 25 hour	12.5 % x (10 % of Total O & M per Annum) per hour	

***Above calculations are based on <u>99.5 % Service Availability</u> on WTL provided network & infrastructure** on a quarterly basis.

Note: Service Availability & Optical Link stability shall be guarantee & confirmed through Worldcall delivered Products & Services as stated in <u>Annex-G</u>

a) Compensation will be adjusted in payments of the 10% of the total annual O&M cost as detailed in the payment schedule in Annex E. Time of one year will be completed after 12 months from date of signing of SLA between WTL and TELENOR.

b) Failures, interruptions, defects or delays in transmission due to any of the following shall not count toward the calculation of availability:

- TELENOR requesting WTL to test Service in question although no fault has been

detected or reported;

- The Service being modified or altered in any way at TELENOR's request;
- Any Force Majeure event as defined in the Agreement;
- Any interruptions resulting from defects or failures in TELENOR Provided Apparatus or services or facilities provided by or operated on behalf of TELENOR; and
- A failure of TELENOR to provide access to Services equipment or equipment installed by WTL at a TELENOR site for providing WTL or its agents upon being requested to do so by WTL for the purposes of investigating and rectifying any fault.
- Scheduled Maintenance of Metro Fiber Optic Network.
- Non-availability of Engineer/Supervisor at TELENOR site to coordinate with WTL staff.
- Incorrect or incomplete information provided by TELENOR which prevents WTL from completing the trouble diagnosis and Service restoration.
- TELENOR erroneous service configuration change(s) on its network equipment (Transmission SDH or Access Equipment/Router/Access Servers/Firewalls , MDF, etc) resulting in the interruption of the service or improper cabling.
- The fault is not directly and/or solely related to WTL.

c) Notwithstanding anything contained hereof WTL shall not be liable for any fault or malfunction/disruption if such fault and/or malfunction/disruption is due to reasons attributable to TELENOR and/or any third parties.

d) Notwithstanding anything contained hereof the total compensation to be paid by WTL for any delay of rectification of any fault or otherwise under this SLA shall not exceed 10% of the total annual O & M.

ANNEX-F

WorldCall Deliverable Specifications:

1. Fiber Optic Strand Technical Specifications

WorldCALL Broadband Ltd, is the first Telco operator in Pakistan who introduce SMF-28 enhanced version of trusted Corning/LTE brand. SMF-28e fiber is most advanced communication application worldwide by evolving networks to higher level of performance capability. SMF-28e fiber enables flexible networks that can operate throughout the Single Mode fiber operating window (1300 nm – 1650 nm). SMF-28e conforms to the major optical fiber industry standards including ITU-T G.652 (Categories A, B, C & D), IEC 60793-2-50 (type B 1.1 & 1.3) and TIA/EIA-492 CAAB fiber.

For more information, please see attached Product Information,

Duct Cable

Premium . Standard . UltraLite

Characteristics	PDC	SDC	UDC
Construction Parameters and Material Types			
Fiber count / Number of tubes	6 to 96 / 3 to 8	6 to 96 / 3 to 8	4 to 30 / 2 to 5
Tube material	PBT	PBT	PBT
Tube jelly type	Thixotropic jell	Thixotropic jell	Thixotropic jell
Filler (if required)	MDPE	MDPE	MDPE
Central element type	GRP	GRP	GRP
Core moisture protection	Flooding jell	Flooding jell	WS yarn
Core wrap	Yes	Yes	NA
Peripheral strength member	Aramid yarn	Aramid yarn	NA
Longitudinal moisture protection	Aluminum tape	One side Swellable tape	Both side swellable tape
Jelly under aluminum tape	WS type	NA	NA
Outer sheath thickness, mm / material	2 / HDPE	1.5 / HDPE	1.5 / HDPE
Approximate cable weight, kg / km	116 to 260	110 to 217	62 to 100
Cable delivery length, km	2 to 4	2, 4 & 6	2, 4 & 6
Optical Fiber Characteristics			
Fiber type	SM	SM	SM
Mode field diameter, µm	8.6 to 9.5	8.6 to 9.5	8.6 to 9.5
Cladding / coating diameter, µm	125 ± 1 / 245 ± 5	125 ± 2 / 245 ± 10	125 ± 2 / 245 ± 10
Core clad concentricity error, µm	≤ 0.80	≤ 1.0	≤ 1.0
Clad non-circularity, %	≤ 1	≤ 1.5	< 2.0
Mode field concentricity error, µm	≤ 1	≤ 1.5	≤ 1.0
Chromatic dispersion, ps / (nm^2 . km)	≤ 3.5 at 1310 ≤ 18 at 1550	≤ 3.5 at 1310 ≤ 18 at 1550	≤ 3.5 at 1310 ≤ 19 at 1550
Zero dispersion slope, ps / (nm^2 . km)	≤ 0.092	≤ 0.093	≤ 0.093
Zero dispersion wavelength, mm	1300 to1322	1300 to1324	1300 to1324
Cabled fiber cut-off, nm	≤ 1260	≤ 1260	≤ 1260
Max. att single cabled fiber 1310 / 1550 dB / km	≤0.38 / 0.25	≤ 0.38 / 0.28	≤ 0.4 / 0.3
Average att of cable, dB / km	≤ 0.35 / 0.21	≤ 0.36 / 0.24	≤ 0.37 / 0.25
Mechanical and Environmental Characteristics			
Tensile strength, Newton	3000	2000	1500
Crush strength, Newton	2000	1800	1600
Impact, points	10	5	5
Repeated bending, cycles	100	50	50
Torsion, cycles	5	5	5
Water penetration, hours	36	24	24
Minimum bending diameter, mm	10 x OD	10 x OD	10 x OD
Temperature cycling, cycles	10	06	05
Operating temperature, °C	-15 to +75	-15 to +70	-10 to +70
Applicable Standards	**ITU-T G650, G652, G655, IEC-793-1 & 2, IEC-794-1 & 2, TIA/EIA- 598A, EN 188 000**		

PDC Premium Duct Cable, **SDC** Standard Duct Cable, **UDC** Ultra Lite Duct Cable, **PBT** Polybutylene Terephtalate, **MDPE** Medium Density Polyethylene, **GRP** Glass Reinforced Plastic, **WS** Water Swellable, **HDPE** High Density Polyethylene, **SM** Single Mode Fiber, **OD** Outer Diameter, **att** Attenuation, **NA** Not Applicable

2. **<u>Fiber Optic Cable Outer or Mechanical Specifications:</u>**
Standard Mechanical specifications Cable shall be used for all Metros under-ground Duct infrastructure.

Duct Cable
Premium . Standard . UltraLite

Characteristics	PDC	SDC	UDC
Construction Parameters and Material Types			
Fiber count / Number of tubes	6 to 96 / 3 to 8	6 to 96 / 3 to 8	4 to 30 / 2 to 5
Tube material	PBT	PBT	PBT
Tube jelly type	Thixotropic jell	Thixotropic jell	Thixotropic jell
Filler (if required)	MDPE	MDPE	MDPE
Central element type	GRP	GRP	GRP
Core moisture protection	Flooding jell	Flooding jell	WS yarn
Core wrap	Yes	Yes	NA
Peripheral strength member	Aramid yarn	Aramid yarn	NA
Longitudinal moisture protection	Aluminum tape	One side Swellable tape	Both side swellable tape
Jelly under aluminum tape	WS type	NA	NA
Outer sheath thickness, mm / material	2 / HDPE	1.5 / HDPE	1.5 / HDPE
Approximate cable weight, kg / km	116 to 260	110 to 217	62 to 100
Cable delivery length, km	2 to 4	2, 4 & 6	2, 4 & 6
Optical Fiber Characteristics			
Fiber type	SM	SM	SM
Mode field diameter, µm	8.6 to 9.5	8.6 to 9.5	8.6 to 9.5
Cladding / coating diameter, µm	125 ± 1 / 245 ± 5	125 ± 2 / 245 ± 10	125 ± 2 / 245 ± 10
Core clad concentricity error, µm	≤ 0.80	≤ 1.0	≤ 1.0
Clad non-circularity, %	≤ 1	≤ 1.5	< 2.0
Mode field concentricity error, µm	≤ 1	≤ 1.5	≤ 1.0
Chromatic dispersion, ps / (nm² . km)	≤ 3.5 at 1310 ≤ 18 at 1550	≤ 3.5 at 1310 ≤ 18 at 1550	≤ 3.5 at 1310 ≤ 19 at 1550
Zero dispersion slope, ps / (nm³ . km)	≤ 0.092	≤ 0.093	≤ 0.093
Zero dispersion wavelength, mm	1300 to1322	1300 to1324	1300 to1324
Cabled fiber cut-off, nm	≤ 1260	≤ 1260	≤ 1250
Max. att single cabled fiber 1310 / 1550 dB / km	≤0.38 / 0.25	≤ 0.36 / 0.28	≤ 0.4 / 0.3
Average att of cable, dB / km	≤ 0.35 / 0.21	≤ 0.36 / 0.24	≤ 0.37 / 0.25
Mechanical and Environmental Characteristics			
Tensile strength, Newton	3000	2000	1500
Crush strength, Newton	2000	1800	1800
Impact, points	10	5	5
Repeated bending, cycles	100	50	50
Torsion, cycles	5	5	5
Water penetration, hours	36	24	24
Minimum bending diameter, mm	10 x OD	10 x OD	10 x OD
Temperature cycling, cycles	10	08	06
Operating temperature, °C	-15 to +75	-15 to +70	-10 to +70
Applicable Standards	**ITU-T G650, G652, G655, IEC-793-1 & 2, IEC-794-1 & 2, TIA/EIA- 598A, EN 188 000**		

PDC Premium Duct Cable, **SDC** Standard Duct Cable, **UDC** Ultra Lite Duct Cable, **PBT** Polybutylene Terephthalate, **MDPE** Medium Density Polyethylene, **GRP** Glass Reinforced Plastic, **WS** Water Swellable, **HDPE** High Density Polyethylene, **SM** Single Mode Fiber, **OD** Outer Diameter, **att** Attenuation, **NA** Not Applicable

3. Fiber Optic Enclosures & Joints

Worldcall Telecom Ltd, has utilizing world top most vendors & manufactures of Fiber optic accessories, WTL has through-out using 3M BPEO series fiber optic joint/enclosures, product has proven record in Outside Plant fiber accessories & one of the best under-ground product for 6-48 core fiber.



BPEO 1 Butt
Splicing and multiple joint closure for cut cables
For 48 splice connections
Dimensions (HxWxD): 349 x 204 x 92 mm
Colour: black; Packaging: 1 unit
Weight: approx. 1.8 kg



Cable inlets, bottom:
4 round inlets for cables, 5 - 18 mm



Delivery:

- 1 kit wall or pole attachment hardware
- 2 dummy caps for unused entries
- 2 ECAM cable entries
- 4 units splicing trays 10 mm with 12 splicing connectors, splice holder for shrink splice protector included
- BPEO top/bottom part
- Assembly directions

3M BPEO Joint & Enclosures (High Lights)

Highlights

- mechanical quick-lock system, no shrink components
- useable as butt closure or inline closure (types 2 and 3)
- installation without special tools
- quick opening and closing without additional materials costs
- ECAM cable entries for cable diameters from 5 mm to 27 mm
- opening of closure without endangering the cable seals
- conductive connection of all metallic cable elements
- Attachment hardware for wall and pole installation included

BPEO closure body

- The closure body is formed with only two parts, body and locking mechanism
- Mechanic quick-lock system with captive clamps
- Opening and closing of closure without special tools and without additional materials cost
- Permanently elastic sealant guarantees the closure's imperviousness against environmental influence
- Closure dimensions are a major advantage in tight spaces

ECAM cable insertion system

Various cable entry systems are available for different applications. Single cables are connected to the closure by means of ECAM single cable entry guides, for midway access FO cables, we recommend the use of oval double-entries.

- ECAM cable entries for cable diameters from 5 mm to 27 mm
- Strain relief for cable coat or central element, 100 daN
- Installation of ECAM cable entry outside the closure
- Short installation times, no need for special tools
- Unused cable entries sealed with plugs
- Regrouping or exchange of cables always possible

BPEO fiber management system

- Suitable for bundled fibers, band fibers and single strands
- 3 m supply for uncut bundled fibers
- Accommodation of all regular splice protection elements
- Splicing tray stickers for easier fiber identification

4. High Density Poly Ethylene Duct

Physical Properties

Outer Diameter: **57 / 63 mm**

Wall Thickness: **4.3 - 4.9 mm**

Coil Length: **50 or 100 meter**

Ribbed Internal Surface: **Yes**

Properties	Value	Unit	Test Method
Density (Compound)	950 - 959	Kg/m^3	ISO 1183
Melt flow rate @190°C under 5kg	0.2 – 1.3	g/10 min	ISO 1133
Tensile stress at yield - 50mm/min	19-21	MPa	ISO 527-2
Elongation at yield	9	%	ISO 527-2
Elongation at break	> 350	%	ISO 527-2
Charpy impact strength, notched @ 0°C	14	kJ/m^2	ISO 179 / 1eA
Carbon black content (by mass)	≥ 2	%	ASTM D 1603
Brittleness temperature	<-70	°C	ASTM D 746
ESCR (10% Igepal, F_{60})	>10000	H	ASTM D 1693-A
Thermal stability @ 210 °C	>15	Min	EN 728

ANNEX-G

Provisional Acceptance (PAC) Testing Procedures

Guide Lines:

1. **Link Inspection & Verification**
   - Check all access point and have visit of link route
   - Check & verify Hand holes and slack fiber
   - Mark each hand hole with slack and fiber joint (enclosure)
   - Take Route drawing marking offset of the network.

2. **Hand Hole and Joint pits inspection & verification**
   - Check all hand holes and slack cable
   - Verify hand hole Pocket out sealing
   - Inspect sand fill level inside hand hole
   - Mark vital hand hole with joint enclosure.
   - Take reference addresses of the hand hole
   - Inspect each hand hole 100 % frequency

3. **Building's Zero Man Hole / Hand Hole Inspection & Verification**
   - Demarcate building's entry point
   - Select best possible route to roof top, (conduit/cable)
   - Inspect man hole / hand hole before fiber installation
   - Take note of every on-ground attributes

4. **ODF Inspection & Verification inside (BSC/MSC/DTE)**
   - ODF (Rack/Wall Mountable) shall be provided by WTL.
   - Position of ODF shall be finalized by TELENOR representative inside Telenor site.
   - TELENOR would suggest the safest fiber route and location for ODF installation inside Telenor premises.
   - Avoid congested locations and route of fiber & ODF.

5. **Splicing & Termination record & report**
   - Track every joint and enclosure outside the link.
   - Mark cable, loose tube and fiber color for utilization.
   - Record and report each splice point with respected loss.
   - Take splice joint and hand hole position with reference add.
   - Splice

6. **Passive Link Budget Verification and OTDR Report, (see Passive Link Budget Sheet)**

- Take OTDR test after 3 hours of the installation
- Testing shall be carry out on 1310nm & 1550nm
- Mark reflective and non-reflective events in the link
- Test shall be carry out at both side of the link
- Trace should be save in project file
- Report splicing nonlinearities immediately after the test

7. Power Meter Report, (see Passive Link Budget Sheet)

- **At 1310 nm:**
  - Min: 0.35 dB/Km
  - Max: 0.40 dB/Km
- **At 1550 nm:**
  - Min: 0.26 dB/Km
  - Max: 0.30 dB/Km

Power measurement shall be carry out on dual wavelength.

- Variable/Fixed attenuation shall be employed for link sensitivity.
- Report shall be compliance to the required link loss.

8. Final OTDR Traces

- After commissioning and testing Final Trace shall be officially hand-over to TELENOR with Provisional Acceptance Certificate request.

9. Documentation

- Link route details and fiber link activity shall be documented
- WTL to provide factory test results conforming to ITU-T G.652 standards of the optical fibers to TELENOR.
- All Provisional Acceptance Certification and test result shall be submitted to TELENOR with dual signature of WTL and TELENOR designated staff.

Typical view of Fiber Optic (Passive) Link Budget Sheet

Typical Fiber Optic (Passive) Link Budget Sheet

Fiber Optic Link Power Budget

	Qty	Loss	Unit
Fiber Loss @ 1310 (SMF-28e)		0	/km
Fiber Loss @ 1550		0	/km
SC/PC connector Loss		1.2	/connector
Span Splice Loss	1	0	/km
Start/End Splice	4	0	/lnk
Splitter Loss	1	0	/lnk
Link Loss Margin		2	/lnk
Drum Lengths for all Fiber		4	Km

Far End	Near End	Link Distance Meters (approx)	Fiber Loss @ 1310 (dB)	Fiber Loss @ 1550 (dB)	All connector Loss SC/PC (dB)	Splice Loss (dB)	Passive Link Loss @ 1310 (dB)	Link Loss @ 1550 (dB)	Link Loss + Splitter Loss @ 1310	Link 2 dB Margin	Total Loss dB	Link Sensitivity
Section Name (ID)												
			0.00	0.00	1.20	0.50	1.70	1.70	0.00	2.00	2.00	
			0.00	0.00	1.20	0.00	1.20	1.20	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	
			0.00	0.00	1.20	0.20	1.40	1.40	0.00	2.00	2.00	

VTL Project Engineer

VTL Project Manager

VTL Project Director

Link's Provisional Acceptance (PAC)

Above all stated specifications and requirements shall constitute the Provisional Acceptance of the link (site). Upon successful completion of following activities & having no major discrepancies in scope mentioned here in contract the Preliminary Acceptance of link could be issued:

1. After successful installation and termination of Fiber Optic cable inside the BSC/MSC/DTE.
2. Installation & Commissioning of Optical Distribution Frame (ODF) with standard accessories.
3. Successful completion of OTDR & Power Meter tests between sites according to the required link budget and performance criteria.
4. Link establishment and Optical Talk Set transmission shall make the site eligible for active transmission.

TELENOR shall either issue the Provisional Acceptance Certificate (PAC) or discrepancies according to the agreement, if any, within seven (07) days from receipt of Provisional Acceptance Report. Provided the discrepancies are non-service affecting, the PAC shall not be withheld on the written assurance of WTL that for their remedy within an agreed timeframe.

Link's Final Acceptance (FAC)

A Certificate of Final Acceptance (FAC) shall be issued by TELENOR after (180) One hundred Eighty Days (6-months) of the issuance of PAC on satisfactory performance of the network as per the contract and removal of all minor discrepancies of the Provisional Acceptance (PAC).

Issuing List

CODE	NAME	DATE	SIGNATURE

Introduction

This document provides the specific guidelines and controls that are to be applied during the Installation, Field Inspection and Test phases of the Optical Fibre subsystem, part of the Project.

The Field Inspection and Test (FIT) that must be performed during and after the installation will be detailed in a specific Project document titled Fibre Optic Field Inspection and Test Procedures.

Executive Summary

The **"Quality Plan for Fibre Optic Installation"** will regulate and control all installation tasks pertaining to the Optical Fibre Subsystem, of the Project.

Telenor Pakistan considers this quality plan, together with the **"General Installation Project Procedure"** as the main operative instrument for the planning, defining and implementation of the **quality assurance** and **quality control activities** related to the installation of the distinct elements of the Optical Fibre subsystem.

The personnel of Telenor Pakistan & WTL as well as all the local subcontractors involved in the activities of the installation phase will use this quality plan. This document will be updated when it is detected that the Quality Plan for Fibre Optic Installation does not reflect how the works are to be performed.

Applicability

This quality plan is applicable to all the activities related to the installation of the Optical Fibre Subsystem.

Definitions & Abbreviations

1.1 4.1 Definitions

Company, Owner or Client	Telenor Pakistan
Contractor	Designates an organisation having contractual relationship with the Company that performs the works demanded by the Contract.

Field Inspection and Tests	this is both a test protocol and a control point between the installation and pre-commissioning phases. This test protocol is a visual inspection of the works.
Installation	The process for the installation of all equipment pertaining to this project.
Project	"Supply of SDH Equipment For The Fibre Optic Transmission Project
Quality	The totality of features and characteristics of a product or service that bear on its ability to satisfy stated or implied needs.
Quality Assurance.	All those planned and systematic actions necessary to provide adequate confidence that a product or service will satisfy the given requirements for quality.
Quality Control	The operational techniques and activities that are used to fulfil requirements for quality.
Quality Manual	A document describing the overall quality policy, system and management practices and procedures.
Quality Plan	A document setting out the specific quality practices, resources and sequence of activities relevant to a particular product, service, contracts or project
Specification	The documents that prescribes the requirements with which the product or service has to conform.
Subsystem	A combination of equipment performing one or more specific functions.

1.2

1.3 4.2 Abbreviations

FIT	Field Inspection and Tests
HDPE	High Density Polymer Conduit
ODF	Optical Digital Frame
GPS	Global Positioning System, the coordinates are given in the WGS84 system
OTDR	Optical Time Division Reflectometer

Narrative Description

1.4 5.1 Organization

The document "Contractor Organization Chart" describes the Project organization and identifies the different workgroups in which the ascribed personnel to the Project are allocated, defining their responsibilities.

The document "Interface Co-ordination Project Procedure" defines the main internal interfaces within the organization of Telenor Pakistan and the external interfaces between Telenor Pakistan and WTL technologies, involved in the development of the Project

5.2 Logistic Management

This chapter defines the logistic management related to the equipment to be installed (the Fibre Optic, PVC pipe, etc...) from the moment that WTL hand-over this equipment to the local subcontractors for installation until the completion of the field installation of this equipment

The Logistic management will be closely related to the planning for the Construction and Installation and to the Network design and required specifications.

A designated person from the subcontractor staff will hold the Responsibility for the Logistics function. The Logistics officer will be responsible for the timely availability of materials in the necessary quantities and at the right location, to enable the timely execution of all the works in accordance with the implementation schedule and the following responsibilities:

- Organisation and control of all related transport/shipping
- Ensure an efficient control over materials being received either at the stores or at the production areas.
- Ensure that the correct Material Requirements Planning Approach has been applied to all items from the Material Plans and the cable cutting plans.
- Monitoring and controlling appropriate timely delivery of all materials to construction teams.
- Ensure optimised usage of all materials.
- Perform material balance.

Sufficient vehicles will be procured to meet the equipment and personnel requirements at each stage of the project to move personnel, material, equipment, to or from office, work sites, storage centres, and accommodation.

In addition, close material control will be followed to avoid any damage or deterioration of stored or installed equipment.

Additional verifications - such as quality assurance - requirements will be carried out as applicable, when the reception inspection is performed in the supplier's facilities.

1.5 5.3 Non conformities Management

The treatment of non-conformities will be carried out according to the document "Non-conformity's and Corrective Actions Project Procedure.

This applies to any element belonging to the Project, which presents problems of nonconformity with the applicable requirements for quality or with other implicit needs of Telenor Pakistan or WTL.

Any person who participates in the project can detect problems related to quality.

Once the non-conforming elements are detected and identified, they are to be removed from the warehouses or site where they are, and they are to be transferred to the areas dedicated to the custody of non-conform elements.

1.6 5.4 Calibration of the equipment

For the fulfilment of the tests established in this quality plan and in case measurements shall be necessary, these shall be done with the appropriate instruments to obtain the required precision and accuracy.

All instruments selected for the tests shall be identified, calibrated and adjusted as established in the document "Calibration / Inspection Procedures.

1.7 5.5 Installation

The tasks and procedures for Fibre Optic installation will be defined and detailed in a specific document created especially for the Project, titled Fibre Optic Installation Manual.

The manufacturers installation guides are documents produced by the manufacturers of the various elements that form part of the telecommunications network. These documents contain general installation instructions for their products.

The Fibre Optic Installation Manual will be based in the manufacturer's installation guides and good installation practice. Whenever the instructions of manufacturers installation guides are applicable to the specific project installation tasks, these instructions will be included within the Fibre Optic Installation Manual or they may be referred to in this Manual. Accordingly, the set of documentation for Fibre Optic installation will be composed of the Fibre Optic Installation Manual and the appropriate manufacturer's installation guides

1.8 5.6 Field Inspection and Testing

The Inspection and Testing will be carried out according to the Inspection and Test Points Program that will include details about the tests to be performed during and after the installation works. At least the following will be defined in the Inspection and Test Points Program:

- Products/Services to be inspected and/or tested
- Characteristics and/or parameters to be measured depending on the type of inspection: reception inspection, process inspection and final inspection.
- Definition of inspection and/or tests to be carried out
- Definition of witness and hold points
- Inspection methods and required tools
- Applicable documentation (normes, standards...)
- Reports and records to be generated
- Acceptance criteria

An Inspection and Test Points Program will be prepared using the Check List template in Attachment D and it will be included in the document Fibre Optic Field Inspection and Test Procedures. All witness and Hold Points will be defined in the Inspection and Test Points Program.

The inspection and/or tests will verify that all elements are physically secure and correctly installed. The cables will be verified for correct type, route/connection. Electronic cards, modules, sub- racks will be checked for correct position and identification. Additionally all elements will be checked for correct identification labels.

The following is a short description of the activities of the Inspection and Test Points Program included in Attachment D

5.6.2 Land marking for hand holes and access points

The purpose of this test is to ensure that the correct position of the hand holes and access points are found on the existing abandoned pipes.

5.6.3 Cable laying in station building

This test is to ensure the correct installation of the fibre optic cable inside the station (building, shelter, and manhole).

5.6.4 Closing splice closure

This test is to make sure that the splice closure is made correctly and the tightness of the closure is certified.

5.6.5 Installation of ODF into the 19" rack

This test is to ensure that the ODF is correctly installed according to the technical specifications.

5.6.6 Attenuation of the fiber optic sections

This test is to make sure that the attenuation introduced by each splice, connector, fibre optic cable, pigtail, patch cord is within the limits admitted by the technical specifications.

1.9 5.7 Training for the optical fiber installation

The installation personnel will be perfectly trained for the tasks that they are to perform. The local subcontractors involved in the activities of the installation phase will assure the adequate training of their personnel.

If any additional training is required, training records will be kept to show objective evidence of the training activities. Records of these actions will be made available to Telenor Pakistan.

1.10 5.8 Site Clearance

In the course of carrying out the Contract, the Contractor shall be responsible of keeping the Site reasonably free from all unnecessary obstruction, storage or removal of any surplus material, clearing away any wreckage, rubbish or temporary works from the Site, and removal of any Contractor's Equipment under his supervision, no longer required for execution of the Contract.

After Completion of all parts of the Works, the Contractor shall be responsible of clearing away and removing all wreckage, rubbish and debris of any kind from the Site, and shall leave the Site and the Works clean and safe.

1.11 5.9 Work Permits and Safety

WTL Technologies will communicate in advance to Telenor Pakistan the sites where the construction works can begin. The site hand over procedure from WTL technologies to Telenor Pakistan will be performed according to the Contract. Before carrying out any work in or near a hazardous area the Contractor must be in possession of a written Work Permit, issued by the Client. The Contractor shall comply with all conditions specified in the Work Permit throughout the time he is working in the hazardous area and shall strictly observe its period of validity.
In order to the Client can prepare the necessary Work Permits, the Contractor shall deliver to the Client in advance, a weekly program of the work he intents to construct.
All safety related subjects of the project will be carried out in accordance to the Project Safety procedures.

Related Documents and References

Not applicable

Attachments (C)

7.1 Attachment A: Accident/Damage Report

7.2 Attachment B: Inspection and Testing for the Optical Fibre Subsystem

1.12 Attachment A: Accident/Damage Report

Ref. No.

1. Date and time ______________________________

2. Location (specific) Attach map/drawing if necessary.

____

3. Situation (How it occurred?)

____

4. Description of Damage

____

5. Immediate Action Taken (When, by whom, to whom and how)

____

6. Further Action Required (When, by whom, to whom and how)

____

7. Persons/Parties Involved (Name and how they are involved)
(Include witness if any)

Reported by
Received by
Confirmed by

1.13 Attachment B: Check List for Inspection and Test Points Program for the Optical Fiber Installation

N°	Insp. Date	Inspected or tested activity, product or service	Check description	Applicable Documents	Test method	Tools	Acceptance Criterion	Generated Document	Witness
1		Land marking off and set out for the FO route	The site limits are defined/	Detailed design for FO subsystem	Visual inspection	N/A	Pickets are present	Record of land marking for the FO route.	1. Client 2. Contrac 3. Constru
2					Measure	Measure tape, topographic level	Dimensions and position are within ±10cm (5%slope) tolerance		1. Contrac 2. Constru
3		Land marking for hand holes, access points	Check the correct position	Detailed design	Measure	GPS and level checking instrument	The abandoned pipe is found and the co-ordinates are checked	Record of HH marking	1.Client 2.Contract 3. Constru
4		Installation of PVC pipe in normal/rocky terrain	Checks the trench depth, PVC pipe integrity after installation in open trench, verify the hand hole installation, verify warning tape installation, trench back-filling and landscape restoration.	Detailed design and building permits/ land crossing permits	Visual inspection, measure	Measure tape	The depth of trench as designed, PVC pipe integrity, and landscape restored.	Photos and site log for each 1.95km (or less) section	1. Contrac 2. Constru
5		Installation of PVC pipe inside of HH	Correct installation of the PVC pipe without any damage of any type.	Detailed design, specific recommendations.	Measurements, visual inspection		Right installation according to the specs	Verification of safe installation at each HH	1. Contrac 2. Constru
6		Cable laying in PVC pipe.	Correct installation of the Fibre Optic cable without any damage or tension of any type.	Detailed design, specific recommendations.	Measurements, visual inspection	The fibre optic cable will be passed through the PVC pipe safely	The technical installation description will be followed, in order to ensure no mechanical tension on the fibre optic cable during installation.	Installation and acceptance log for each section. (Including tension meter printout)	1. Contrac 3. Constru
7		Cable laying in station building	Correct installation of the Fibre Optic cable without any damage or tension of any type.	Detailed design, specific recommendations.	Measurements, visual inspection	Measuring tape	Inside of buildings, shelters, manholes, fibre cable will be protected with special co-flex.	Installation log photos.	1. Client 2. Contrac 3. Constru
8		Closing splice closure	Tightness of the closure will be certified	Manufacturer's specifications	Visual inspection	Specific tools	Waterproof.	Inspection and acceptance log.	1. Contrac 2. Constru
9		Installation of ODF into the 19" rack	The ODF will be installed according to the technical specifications. The pig -tails and patch cords will be arranged on the supports. Grounding of the ODF.	Manufacturer's specifications, detailed design	Visual inspection and measurement of grounding value.	Specific tools and impedance meter.	Installation accordingly to the design and network project.	Inspection and acceptance log. Record of impedance measurement.	1. Contrac 2. Constru
10		Attenuation of the fibre optic	Measure the introduced attenuation by each splice, connector, fibre optic cable, pigtail,	Technical specifications	Measure	OTDR	In accordance with technical specifications	Measurement log.	1. Contrac

ANNEXURE H

PAYMENT TERMS & BANK GUARANTEE

BASE PRICE TABLE OF PAYMENTS WITH RESPECT TO (W.R.T.) FIBER CORES

FIBER CORE					
6 CORE	12 CORE	18 CORE	24 CORE	36 CORE	48 CORE
Rs. 700	Rs. 720	Rs. 730	Rs. 735	Rs. 750	Rs. 760

Note: For Karachi, the following table will be acceptable on offnet from existing and planned WTL network. The initial 3km of offnet will be as per base price (stated above).

KARACHI TABLE OF PAYMENTS W.R.T. FIBER CORES (OFFNET, EXCLUDING 3km)

FIBER CORE					
6 CORE	12 CORE	18 CORE	24 CORE	36 CORE	48 CORE
Rs. 950	Rs. 970	Rs. 980	Rs. 985	Rs. 1,000	Rs. 1,010

Note: The above mentioned rates are for a minimum cumulative span of 250km (two hundred and fifty kilometers) covering all the cities mentioned in clause 10.5 and are valid for a period of 1 year only from the date of signing this contract. All orders placed within this time shall be honored. Telenor shall ensure the award of 250km of routes with in 1 year from the date of signing the contract.

PAYMENT TERMS

1. 20% payment to be made as advance at the time if issuance of Purchase Order.
2. 20% on the issuance of PAC/Commercial usage (which ever comes first).
3. 15% 01 year after the PAC/Commercial usage (which ever comes first).
4. 15% 01 year after payment as per point number 3 (stated above).
5. 15% 01 year after payment as per point number 4 (stated above).
6. 15% 01 year after payment as per point number 5 (stated above).
7. All payments to be made within 30 days of receipt of correct invoice.

SERVICE LEVEL AGREEMENT (SLA)

SERVICE LEVEL AGREEMENT					
6 CORE	12 CORE	18 CORE	24 CORE	36 CORE	48 CORE
5%	5%	5%	5%	6%	7%

Based on the total value of a particular city, a percentage (as mentioned in above table 'Service Level Agreement') will be charged for the particular core incorporated within the city. *There shall be an inflationary increase of 5% per annum on the percentage being incorporated in that particular year.*

ANNEXURE H *continued*

PAYMENT TERMS FOR SLA

1. SLA per annum will be paid in 4 quarterly basis (in advance).
2. Payment will be made within 30 days of receipt of correct invoice.
3. SLA payment will be effective after 01 year of PAC/Commercial usage (which ever comes first).

INSTALLATION CHARGES

Rs. 200,000/- per site will be charged for installation. No additional charges will be paid for installation.

BANK GUARANTEE

1.1 WTL shall procure Bank Guarantees to be issued in favour of Telenor to secure the faithful performance by WTL to the extent that the IRU Cores shall be made available to Telenor for a period of 20 years in accordance with the terms of this Agreement, save where the Agreement is terminated. WTL inability or failure to provide the Bank Guarantee(s) shall be treated as a material breach of the terms of this Agreement.

1.2 The Bank Guarantees shall be arranged and provided in the following manner:

i) Advance Payment Guarantee: WTL shall provide bank guarantee within 30 days from signing of this Agreement equivalent to the amount of advance made by Telenor to WTL under this Agreement. The Advance Payment Guarantee shall remain valid for a period of one (01) year or such extended period as mutually decided by the Parties. The Advance Payment Guarantee shall be returned by Telenor to WTL upon issuance of PAC or upon WTL providing Performance Guarantee as per clause 1.2(ii) herein below, whichever is earlier.

ii) Performance Bond: WTL shall provide bank guarantee when 40% of the Agreement Price has been paid to the WTL against delivery of Optic Fibre Cable. It shall be valid for 20 years from the date of issuance and shall be returned by Telenor to WTL immediately upon its expiry. The value of Performance bond during the period of contract shall be determined in accordance with Guarantee Schedule.

Guarantee Schedule				
Year	Event	%age of Contract Value paid	%age of Contract Value for Advance Payment Guarantee	%age of Contract Value for Performance Guarantee
0	Issuance of PO	20%	20%	-
0	Issuance of PAC	20%	-	40%
1	1 Year after PAC	15%		50%
2	2 Years after PAC	15%		60%
3	3 Years after PAC	15%		70%
4	4 Years after PAC	15%		80%
5				75%
6				70%
7				65%
8				60%
9				55%
10				50%
11				45%
12				40%
13				35%
14				30%
15				25%
16				20%
17				15%
18				10%
19				5%
20				0%
	Total	**100%**		

Encashment of the bank guarantee(s) shall be the sole and exclusive remedy of the Grantee in the event the IRU Cores are not made available to the Grantee in accordance with the terms of this Agreement.

In the event this Agreement is terminated which provides for refund of advance or proportionate payment by WTL to Telenor, in such eventuality WTL shall refund the amount so payable to Telenor and Telenor simultaneously return/discharge the Bank Guarantees provided by WTL to secure the faithful performance of WTL.

ANNEX I

Work Order document for World call Cable System

City	Section ID	A-End (site ID with address and GPS co-ordinates)	B-End (site ID with address and GPS co-ordinates)	Section Approx Distance (km)	Description/Remarks

Date of issuance:

Annex G

("Acceptance Testing Procedure") to verify that the Dark Fibers are installed and operating in accordance with the specifications described in Annex B. Fiber Acceptance Testing shall progress span by span along each Segment to be constructed hereunder as cable splicing progresses, so that test results may be reviewed in a timely manner. WTL shall provide TELENOR reasonable advance notice of the date and time of each Fiber Acceptance Testing (each of which shall take place during normal business hours) such that TELENOR shall have the right, to have a person or persons present to observe WTL's Fiber Acceptance Testing. WTL shall promptly provide TELENOR with a copy of the test results.

In the event the results of the tests of the Dark Fibers show the Dark Fibers not to be operating within the parameters of the applicable specifications set forth under Annex B and G (the "Specifications"), TELENOR shall notify WTL in writing/email that some or all portions of the Dark Fibers are unacceptable. Thereupon, WTL shall expeditiously take such action as shall be reasonably necessary, with respect to such portion of the Dark Fibers as do not operate within the parameters of the applicable specifications, to bring the operating standards of such portion of the Dark Fibers within such parameters.

If and when WTL notifies TELENOR that the test results of the Fiber Acceptance Testing are within the parameters of the Specifications with respect to an entire Segment, TELENOR shall provide WTL with a written notice accepting the Dark Fibers. The date of such notice of acceptance (or deemed acceptance) of all Dark Fibers for each Segment shall be the "Acceptance Date" for such Segment.

In case of frequent Outage Events and/or in case TELENOR is not satisfied with the operation of the Optical Fiber or the Extensions on account of breach of this Agreement by WTL, TELENOR shall have the right to terminate this Agreement – in this case TELENOR shall be reimbursed as per following table:

ANNEX J

SPLIT OF RESPONSIBILITY

S.No	Item	WTL	TELENOR	Remarks
1	Provision of the detailed plans including Detailed route plan, Passive Fiber Link Budgets, Project plan on the city basis for the entire new and changed network including the detailed cable and laying specifications.	X		
2	Feedback & evaluation on WTL provided detailed plans including, Detailed route plan, Expected Link Budgets, Project plan on the city basis for all the new and changed network including the detailed cable and laying specifications		X	
3	Confirmation of OFC route & network proposal for entire network or city, specifications of ODF & Telenor specific site permission for fiber lead-in.		X	
4	Design & Provision of the specification for laying, splicing, termination, testing and commissioning as per the approved plans of OFC for every city.	X		
5	Approve the specification for laying, splicing, termination, testing and commissions as per the approved plans of OFC for every node	X	SX	
6	Supply, laying, splicing, termination, testing and commissioning as per the approved plans of OFC for every node	X		
7	Trenching, cable laying and installation of fiber optic cable from WTL manhole to WTL ODF inside Telenor Equipment Room (Outside plan/Inside Building)	X		
8	ROW/Permission & related any cost incur to Enter, provide Riser Attachment at BSC/MSC, GSM infrastructure sites to connect WTL fiber optic cable & ODF.		X	
9	Supply of and installation of jointing enclosure, installation materials, PE pipe, duct, GI pipe and all accessories necessary for OFC installation, laying and termination complete in all respect as per approved specification	X		

10	Acceptance and testing of jointing enclosure, installation materials, PE pipe, duct, GI pipe and all accessories necessary for OFC installation, laying and termination complete in all respect as per approved specification	SX	X	
11	Supply and installation of wall mountable ODF, cable tray, runway, fibre pigtails, adapters and fibre patch cords at TP approved locations.	X		
12	Fiber Cable termination & ODF inside WTL or any TP authorized/approved site.	X		
13	ROW issuance for Road Cutting & Duct Laying and payment for whole TERM of the IRU	X		
14	Permission on behalf of Telenor on per actual official fee & challan payment paid by Worldcall, for Cable Lead-in, ODF installation, Hand hole, Man holes, at PTCL DTE/Collocation & IGE, etc	X	SX	
15	Trenching, laying, cable attachment, provision & termination of fiber cable & ODF at PTCL premises, etc	X		
16	Permission, Supply & install ODF at WTL premises & TP approved site,	X	X	
17	Permission & location approval of ODF installation at TP premises		X	
18	Provisioning Route diagrams (soft and hard copies)	X		
19	Approval Route diagrams(soft and hard copies)	SX	X	
20	Provisional Acceptance Testing offering	X		
21	Provisional Acceptance Testing on network, route, ring	SX	X	
22	Operation and Maintenance of OFC and all installations according to the SLA	X		
23	Engineer, design and implementation of project	X		
24	Preparation of Engineering documents	X		
25	Approval of Engineering documents		X	
26	Weekly constructional progress reports	X		
27	Technical Site Survey	X	X	
28	Provisioning of Detailed Technical Site Survey report	X		
29	Approval of Detailed Technical Site Survey report	SX	X	
30	Approved As-build diagrams after PAC	X		
31	NOC / Entry permissions to TELENOR, PTCL COLOCATION, DTE & IGE	X	SX	
32	Entry permissions to TELENOR sites		X	

33	Entry permissions to TP subsidiary company premises.		x	
34	Test instruments for Passive Fiber testing and O&M	X		
35	provision of the ATP Document	X		
36	approval of the ATP doc	SX	X	
37	Conduct the ATP	X	SX	
38	Approval OFC laying & Termination and interconnectivity of TELENOR with subsidiary company.	X		
39	Jointing/Splicing of TP Subsidiary company premises cable leased/laid by telenor or mutual consent	X	SX	
40	maintenance and rectification of cable failure from ODF patch panel to Out side plant	X		
41	Fiber & Duct Maintenance at WTL & TP approved site	X		
42	Announcement & conduct of Unscheduled Maintenance at WTL OFC plan	X		
43	Intimation/prior information on Unscheduled Maintenance to TP	X		
44	Application to conduct the schedule maintenance activity during the maintenance window	X		
45	Approval for the scheduled maintenance activity		X	
46	Approval for the scheduled maintenance activity		X	
47	OFC termination and interconnectivity of Telenor with 3rd Party complete in all aspects	X	SX	
48	Jointing/Splicing of 3rd party cable leased/laid by Telenor to WTL cable at Joint enclosure/HH/MH/ODF as applicable and approved by Telenor	X	SX	
49	Maintenance of the ODF owned by WTL	X		

O & M (Post Installation) Split of Responsibilities

1	First Hand Information about fiber related fault to WTL (Help Desk)		X	
2	Escalation of fiber cut by fault report		X	
3	Permission to conduct fiber test from TP GSM site to locate fault point		X	
4	Detection of fiber cut location	X		
5	Update TP NOC about fault location	X		
6	Repair OSP Duct/fiber cable	X		
7	Testing of repaired section	X		
8	Verification of fault removal		X	
9	Detailed fault report	X		
10	Closure of fault report		X	
11	Monthly preventive maintenance on un-used pairs	X		
12	Preventive maintenance report	X		
13	Maintenance of WTL installed ODF	X		
14	Maintenance of TP equipment		X	
15	Maintenance of civil works of cable plant	X		
16	Escalate fiber/link budget degradation		X	
17	Repair degraded fiber/redo splicing	X		
18	Manage ROW issues	X		
19	Reroute fiber if required by government agencies/local bodies	X		
20	Carry preventive maintenance of fiber	X		
21	Apply TP process of planned activities/planned outages	X	SX	
22	Provide contingency plan for emergency situations if fiber repair is delayed	X		
23	Execute contingency plan	X		

Telenor also has the right to patch its already available or independent network (optical fiber or equipment) over WTL for which WTL will provide all the required support (patching and O&M).) It is understood that TELENOR has the right to terminate its or any third party network on the IRU fiber. WTL will be fully and only responsible for its own side of the Cable network be its ODF, HH, Man Hole etc.